EXHIBIT 10.14


                           REVOLVING CREDIT AGREEMENT

                           dated as of August 26, 1997

                                      among

                              WEINER'S STORES, INC.

                                  AS BORROWER,
                                  -----------

                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,
                                   ----------

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT
                                    --------

                             -----------------------

                                   $40,000,000

                             -----------------------


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                                Table of Contents
                                -----------------

Section           Title                                                     Page
-------           -----                                                     ----


ARTICLE I DEFINITIONS; CONSTRUCTION...........................................1

         1.01.     Certain Definitions........................................1
         1.02.     Construction..............................................14
         1.03.     Accounting Principles.....................................14

ARTICLE II THE CREDITS.......................................................15

         2.01.     Revolving Credit Loans....................................15
         2.02.     Notes.....................................................15
         2.03.     Notice of Borrowing; Making of Loans......................15
         2.04.     Termination or Reduction of Commitment; Mandatory
                   Prepayment Optional Prepayment............................17
         2.05.     Interest Rate.............................................19
         2.06.     Interest Payment Dates....................................19
         2.07.     Amortization..............................................19
         2.08.     Payments..................................................19
         2.09.     Use of Proceeds...........................................22
         2.10.     Eurodollar Rate Not Determinable; Illegality or
                   Impropriety...............................................22
         2.11.     Reserve Requirements; Capital Adequacy Circumstances......22
         2.12.     Indemnity.................................................24
         2.13.     Sharing of Setoffs........................................24
         2.14.     Continuation and Conversion of Loans......................25
         2.15.     Taxes.....................................................25

ARTICLE III LETTERS OF CREDIT................................................27
         3.01.     Letters of Credit.........................................27
         3.02.     Participations............................................30

ARTICLE IV BORROWING BASE....................................................31
         4.01.     Condition of Lending and Assisting in Establishing or
                   Opening Letters of Credit.................................31
         4.02.     Mandatory Prepayment......................................31
         4.03.     Rights and Obligations Unconditional......................31
         4.04.     Borrowing Base Certificate................................31
         4.05.     General Provisions........................................32

ARTICLE V CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT ISSUANCE AND
                    LENDING..................................................32

         5.01.     Conditions Precedent to Effectiveness.....................32
         5.02.     Conditions Precedent to Loans and Letters of Credit.......36

ARTICLE VI REPRESENTATIONS AND WARRANTIES....................................38

         6.01.     Organization, Good Standing, Etc..........................38
         6.02.     Authorization, Etc........................................38
         6.03.     Governmental Approvals....................................38
         6.04.     Enforceability of Loan Documents..........................38
         6.05.     Subsidiaries..............................................38

                                     Exhibit 10.14 - Page i


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         6.06.     Litigation................................................39
         6.07.     Financial Condition.......................................39
         6.08.     Compliance with Law, Etc..................................39
         6.09.     ERISA.....................................................39
         6.10.     Taxes, Etc................................................40
         6.11.     Regulation U..............................................40
         6.12.     Adverse Agreements, Etc...................................40
         6.13.     Holding Company and Investment Company Acts...............40
         6.14.     Permits, Etc..............................................40
         6.15.     Priority Title............................................40
         6.16.     Full Disclosure...........................................40
         6.17.     Operating Lease Obligations...............................41
         6.18.     Environmental Matters.....................................41
         6.19.     Schedules.................................................43
         6.20.     Insurance.................................................43
         6.21.     Use of Proceeds...........................................43
         6.22.     Security Document.........................................43
         6.23.     Financial Accounting Practices, Etc.......................43
         6.24.     No Material Adverse Effect................................43
         6.25.     Real Property; Leases.....................................44
         6.26.     Location of Bank Accounts.................................44
         6.27.     No Event of Default.......................................44
         6.28.     Capitalized Leases........................................44
         6.29.     Tradenames................................................45
         6.30.     Compliance with Bankruptcy Code...........................45
         6.31.     Solvency..................................................45
         6.32.     Inventory.................................................45
         6.33.     Intellectual Property.....................................45
         6.34.     Confirmation Order........................................45
         6.35.     Nature of Business........................................45

ARTICLE VII AFFIRMATIVE COVENANTS............................................46

         7.01.     Reporting Requirements....................................46
         7.02.     Compliance with Laws, Etc.................................49
         7.03.     Preservation of Existence, Etc............................50
         7.04.     Keeping of Records and Books of Account...................50
         7.05.     Inspection Rights.........................................50
         7.06.     Maintenance of Properties, Etc............................50
         7.07.     Maintenance of Insurance..................................50
         7.08.     Environmental Indemnity...................................51
         7.09.     Further Assurances........................................51
         7.10.     Borrowing Base............................................52
         7.11.     Change in Collateral; Collateral Records..................52
         7.12.     Financial Accounting Practices, Etc.......................52
         7.13.     Cash Management System....................................52
         7.14.     Compliance with Bankruptcy Documents......................53
         7.15.     Leases....................................................53
         7.16.     New Real Estate...........................................54
         7.17.     Landlord Waivers..........................................54
         7.18.     Subsidiaries..............................................54

                                    Exhibit 10.14 - Page ii
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ARTICLE VIII NEGATIVE COVENANTS..............................................54

         8.01.     Liens, Etc................................................54
         8.02.     Indebtedness..............................................55
         8.03.     Guarantees, Etc...........................................56
         8.04      Merger, Consolidation, Sale of Assets, Etc................56
         8.05.     Change in Nature of Business..............................56
         8.06.     Loans, Advances and Investments, Etc......................56
         8.07      Lease Obligations.........................................57
         8.08.     Capital Expenditures......................................57
         8.09.     Dividends, Prepayments, Etc...............................57
         8.10.     Federal Reserve Regulations...............................57
         8.11.     Transactions with Affiliates..............................57
         8.12.     Cumulative FIFO EBITDA....................................58
         8.13.     Markup and Markdown Policies..............................58
         8.14.     Environmental.............................................58
         8.15.     ERISA.....................................................59
         8.16.     Maintenance of Inventory..................................59
         8.17.     Plan Documents............................................60

ARTICLE IX         DEFAULTS..................................................60

         9.01.     Events of Default.........................................60
         9.02      Consequences of an Event of Default.......................62
         9.03.     Deposit for Letters of Credit.............................63
         9.04      Certain Remedies..........................................63

ARTICLE X          MISCELLANEOUS.............................................63

         10.01.    Holidays..................................................63
         10.02.    Records...................................................63
         10.03.    Amendments and Waivers....................................63
         10.04.    No Implied Waiver; Cumulative Remedies....................64
         10.05.    Notices...................................................64
         10.06     Expenses; Taxes; Attorneys' Fees; Indemnification.........65
         10.07.    Application...............................................66
         10.08.    Severability..............................................66
         10.09.    Governing Law.............................................66
         10.10.    Prior Understandings......................................66
         10.11.    Duration; Survival........................................66
         10.12.    Counterparts..............................................66
         10.13.    Assignment; Participations................................67
         10.14.    Successors and Assigns....................................68
         10.15.    Confidentiality...........................................68
         10.16.    Waiver of Jury Trial......................................69
         10.17.    Right of Setoff...........................................69
         10.18.    Counterparts..............................................69
         10.19.    Headings..................................................70
         10.20.    Forum Selection and Consent to Jurisdiction...............70

                                    Exhibit 10.14 - Page iii


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ARTICLE XI         THE AGENT.................................................70

         11.01.    Appointment...............................................70
         11.02.    Nature of Duties..........................................70
         11.03.    Rights, Exculpation, Etc..................................71
         11.04.    Reliance..................................................71
         11.05.    Indemnification...........................................71
         11.06.    CIT Individually..........................................72
         11.07.    Successor Agent...........................................72
         11.08.    Collateral Matters........................................72

                                     Exhibit 10.14 - Page iv


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Exhibit A         Form of Note
Exhibit B         Form of Security Agreement
Exhibit C         Form of Letter of Credit Application
Exhibit D         Form of Borrowing Base Certificate
Exhibit E         Form of Assignment and Acceptance
Exhibit F         Credit Card Bank Depository Account Agreement
Exhibit G         Form of Depository Account Agreement
Exhibit H         Restricted Account Agreement
Exhibit I         Form of Pledge and Security Agreement
Exhibit J         Form of Subsidiary Guaranty

Schedule 1.01(A)           Location of Eligible Inventory
Schedule 1.01(B)           Revolving Credit Commitments
Schedule 3.01(C)           Existing Letters of Credit
Schedule 5.01(d)(v)        Initial Mortgaged Properties
Schedule 6.05              Subsidiaries
Schedule 6.06              Litigation
Schedule 6.09              Employee Plans
Schedule 6.17              Operating Lease Obligations
Schedule 6.18              Environmental Matters
Schedule 6.20              Insurance
Schedule 6.25              Real Property
Schedule 6.26              Bank Accounts
Schedule 6.29              Tradenames
Schedule 8.01              Existing Liens
Schedule 8.02              Indebtedness and Guarantees

                                     Exhibit 10.14 - Page v

                           REVOLVING CREDIT AGREEMENT

                  THIS REVOLVING CREDIT AGREEMENT, dated as of August 26, 1997, among WEINER'S STORES, INC., a Delaware corporation (the "Borrower"), the financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent").

                                   BACKGROUND
                                   ----------

                  WHEREAS, on April 12, 1995, the Debtor (as hereinafter defined) filed a petition for relief under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court");

                  WHEREAS, in connection with the Plan of Reorganization (as hereinafter defined), the Debtor has requested the Agent and the Lenders to provide the Borrower with a $40 million revolving credit facility, including a $15 million subfacility for the issuance of letters of credit and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facility.

                  In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that Texas Commerce Bank National Association shall not be deemed to be an "Affiliate" of the Borrower under clause (a) hereof.

                  "Agent Account" shall mean an account in the name of the Agent designated to the Borrower from time to time into which the Borrower shall make all payments to the Agent under this Agreement.

                  "Agent Advances" shall have the meaning given that term in
Section 11.08 hereof.

                  "Agreement" shall mean this Revolving Credit Agreement as amended modified, supplemented or restated from time to time.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by CIT and an assignee, and accepted by the Agent, substantially in the form of Exhibit E hereto.

                  "Availability" shall mean, at any time, the difference between
(i) the lesser of (A) the Borrowing Base and (B) the Current Commitment and (ii) the sum of (A) the aggregate outstanding principal amount of all Loans and (B) the Letter of Credit Exposure.

                  "Bank" shall mean The Chase Manhattan Bank, its successors or any other bank designated by Borrower to the Agent from time to time that is reasonably acceptable to the Agent.

                  "Bankruptcy Code" shall mean Title 11 of the United States Code, 11 U.S.C. ss.ss. 101 et seq., or any similar United States federal or state law for the relief of debtors, as amended from time to time.

                  "Bankruptcy Court" shall have the meaning given to that term in the introductory paragraph to this Agreement.

                  "Benefit Plan" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA and subject to Title IV of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is or within the immediately preceding six (6) years was an "employer" as defined in Section 3(5) of ERISA.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Book Value" shall mean, as to any Inventory in respect of which such amount is to be determined, the lower of (i) cost (as reflected in the general ledgers of the Borrower) or (ii) market value (both cost and market value being determined in accordance with GAAP calculated on the first in first out basis) excluding adjustments relating to the uniform capitalization of inventory.

                  "Borrower" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Borrower's Account" shall have the meaning given that term in Section 2.08(a) hereof.

                  "Borrowing Base" shall mean an amount equal to the difference between (i) the sum of (A) 60% of the Book Value of Eligible Inventory and (B) $3,000,000 less (ii) the sum of (A) $1,170,000, provided that the dollar amount of the $1,170,000 reduction set forth in this subsection (A) shall be decreased by $10,000 for each landlord waiver delivered to the Agent pursuant to section
7.17 hereof with respect to a retail store location of the Borrower and (B) an additional $1,000,000, provided that the dollar amount of the $1,000,000 reduction set forth in this subsection (B) shall be decreased by $200,000 for each credit card depository agreement delivered to the Agent pursuant to Section
7.13 hereof. All such landlord waivers and credit card bank depository agreements shall be in form and substance satisfactory to the Agent.

                  "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York, provided, that with respect to the borrowing, payment, conversion to or continuation of Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in an Interbank Market.

                  "Capital Expenditures" shall mean, for any period, the sum, without duplication, of (i) the aggregate amount of all expenditures during such period which, in accordance with GAAP, is required to be included in property, plant or equipment or similar fixed asset accounts plus (ii) the entire principal amount of any debt obligations (including, without limitation, Capitalized Lease Obligations) assumed in connection with any such expenditures.

                                     Exhibit 10.14 - Page 2

                  "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                  "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                  "Cash Concentration Account" shall mean the deposit account maintained by the Borrower at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

                  "Cash Concentration Account Bank" shall mean the Texas Commerce Bank National Association or such other bank as the Borrower may select with the written approval of the Agent.

                  "Cash Concentration Account Blockage Date" shall mean the date on which the Agent, after the occurrence and during the continuance of an Event of Default, instructs the Cash Concentration Account Bank, pursuant to the Restricted Account Agreement, to remit all amounts deposited in the Cash Concentration Account to the Agent Account or as the Agent shall direct.

                  "CIT" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 5.01 hereof shall be satisfied, which shall be no later than October 31, 1997.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall mean all of the property (tangible and intangible) of any Person purported to be subject to the lien or security interest purported to be created by any Security Document heretofore or hereafter executed by such Person as security for all or any part of the Obligations.

                  "Collateral Property" shall mean any land and/or buildings owned or leased in their entirety (i.e., under a so-called ground lease or net lease) by the Borrower or any of its Subsidiaries.

                  "Confirmation Order" shall mean that certain order of the Bankruptcy Court, dated August 13, 1997, confirming the Plan of Reorganization, as the same may be amended from time to time to the extent permitted by Section
8.17 hereof.

                  "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries or other Affiliates of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

                  "Credit Extension" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, or extension of the expiration date, of any Letter of Credit which CIT or any Lender assists the Borrower in opening or establishing.

                  "Cumulative FIFO EBITDA" shall mean, for each fiscal month in any fiscal year of the Borrower, the aggregate FIFO EBITDA for the period beginning on July 26, 1997 and ending at the end of such fiscal month.

                                     Exhibit 10.14 - Page 3

                  "Current Commitment" shall have the meaning assigned to that term in Section 2.01 hereof.

                  "Debtor" shall mean the Borrower prior to its reorganization at the Effective Time.

                  "Depository Accounts" shall mean the lock-box or blocked depository accounts maintained by the Borrower for the collection of the cash of the Borrower and the proceeds from the sale of the Inventory of the Borrower.

                  "Depository Accounts Agreements" shall mean each agreement, substantially in the form of Exhibit G hereto, among a Depository Bank, the Borrower and the Agent delivered to the Agent pursuant to Section 7.13 hereof, as each such Agreement may be modified and supplemented and in effect from time to time.

                  "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                  "Designated Borrowing Officer" shall mean Raymond J. Miller or such other officer as shall be designated from time to time in writing by the Borrower to the Agent.

                  "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the Board of Directors or governing body performing like functions of such Person to be the chief financial officer or treasurer of such Person (and individuals designated from time to time by the Board of Directors or governing body performing like functions of such Person to act in lieu of the chief financial officer or the treasurer).

                  "Disbursement Account" shall mean the deposit account in the name of the Borrower maintained at a bank in the United States designated by the Borrower to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Borrower by the Agent.

                  "DIP Financing" shall have the meaning assigned to that term in Section 2.08(g) hereof.

                  "Disclosure Statement" shall mean the Disclosure Statement pursuant to Section 1125 of the United States Bankruptcy Code, dated June 26, 1997, with respect to the Plan of Reorganization.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Effective Date" shall mean the Effective Date defined in
Section 1.36 of the Plan of Reorganization.

                  "Effective Time" shall mean the time on the Effective Date at which the Plan of Reorganization becomes effective in accordance with its terms.

                  "Eligible Inventory" shall mean finished goods Inventory of the Borrower which at the time of determination meets all the following qualifications:

                  (i) it is lawfully owned by the Borrower and not subject to any Lien, security interest or prior assignment, other than the Lien, security interest and assignment in favor of the Agent that secures the payment of the Obligations, and it is not held on consignment and may be lawfully sold;

                                     Exhibit 10.14 - Page 4

                  (ii) it is (A) located in the Borrower's distribution center, warehouses or retail locations listed on
                           Schedule 1.01(A) hereto or (B) located in other locations in the continental United States as the Agent shall have approved in writing from time to time, which approval shall be given upon the Borrower providing the Agent with evidence, reasonably satisfactory to the Agent, of (1) the Agent's perfected, first priority Lien on all Inventory of the Borrower located in such locations and (2) the absence of any other Liens on any Inventory of the Borrower located in such locations;

                  (iii) it is determined in the reasonable judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix to the Inventory maintained by the Debtor in recent historical operations prior to the Effective Date; and

                  (iv) it is Inventory that has been valued after deducting reserves for (1) markdowns, (2) shrinkage, (3) lay-a-ways, (4) pack-a-ways, (5) displays and open stock to the extent such stock is the type of stock that is customarily sold in the package, (6) rejected, damaged, aged or otherwise unusable Inventory and (7) other reserves required by the Agent in the exercise of its reasonable business judgment;

                  provided, that any Inventory in respect of which a Letter of Credit has been issued at the Borrower's request, payment and performance of which is guaranteed by a Letter of Credit Guarantee, shall be deemed "Eligible Inventory" for all purposes hereof subject to the qualifications set forth in clauses (iii) and (iv) above.

                  "Environmental Actions" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, hearing, proceeding, judgment, letter or other communication from any Governmental Authority or any third party relating to any Environmental Matter, including, without limitation, a Release (i) from or onto any of the properties presently or formerly owned, leased, operated or controlled by the Borrower or its Subsidiaries or (ii) from or onto any facilities which received Hazardous Materials from the Borrower or its Subsidiaries, or any violation of any Environmental Law.

                  "Environmental Laws" shall mean, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss. 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq., the Clean Air Act, 42 U.S.C. ss.ss. 7401 et. seq., the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. ss.ss. 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., the Occupational Safety and Health Act, 29 U.S.C. ss.ss. 641, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801, et seq., as any of the above statutes have been or may be amended from time to time, all rules and regulations promulgated pursuant to any of the above statutes, and any other foreign, federal, state or local law, statute, ordinance, rule or regulation governing Environmental Matters, as the same have been or may be amended from time to time, including any common law cause of action providing any right or remedy relating to Environmental Matters, and all applicable judicial and administrative decisions, orders, and decrees relating to Environmental Matters.

                  "Environmental Liabilities and Costs" shall mean, without limitation, any actual or potential investigation, cleanup, remediation, removal, or other response costs (which without limitation shall include costs to cause the Borrower and its Subsidiaries to come into compliance with Environmental Laws), expenses (including without limitation fees and disbursements of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies, response actions, or litigation), losses, liabilities or obligations (including without limitation, liabilities
                                     Exhibit 10.14 - Page 5
or obligations under any lease or other contract), payments, damages (including without limitation any actual, punitive or consequential damages under any statutory laws, common law cause of action or contractual obligations or otherwise, including without limitation damages (a) of third parties for personal injury or property damage, or (b) to natural resources), civil or criminal fines or penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter.

                  "Environmental Matter" shall mean any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, human health or safety, health or safety of employees, sanitation, and any matters relating to Releases or threatened Releases of Hazardous Materials into the air (indoor and outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

                  "Environmental Lien" shall mean any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from, time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered by The Chase Manhattan Bank to first-class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Loan" shall mean a Loan bearing interest at the Eurodollar Rate.

                  "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of 1%):

                              Eurodollar Base Rate
                           ----------------------------
                           1.00 - Reserve Requirements

                  "Event of Default" shall mean any of the Events of Default described in Section 9.01 hereof.

                  "Fee Letter" shall mean the commitment letter, dated July 9, 1997, between the Borrower and the Agent obligating the Borrower to pay certain fees to the Agent in connection with

                                     Exhibit 10.14 - Page 6
this Agreement, as such commitment letter may be modified, supplemented or amended from time to time.

                  "FIFO EBITDA" shall mean, for any period, the consolidated net income (or net loss) of the Borrower and its Consolidated Subsidiaries for such period as determined in accordance with GAAP, plus (i) the sum of, without duplication the following for the Borrower and its Consolidated Subsidiaries,
(A) depreciation expense, (B) amortization expense net of negative goodwill amortization, (C) the excess, if any, of gross interest expense for such period over gross interest income for such period, in each case determined in accordance with GAAP, (D) total income tax expense, (E) extraordinary or unusual non-cash losses (provided that such extraordinary or unusual losses, (a) do not at any time result in a cash outlay by the Borrower or any Consolidated Subsidiary and (b) do not result from the write down of the Inventory of the Borrower), which include the cumulative effect on earnings from the adoption of GAAP pronouncements, and (G) expenses relating to the uniform capitalization of inventory, less (ii) extraordinary non-cash gains and the income effect of the uniform capitalization of inventory for the Borrower and its Consolidated Subsidiaries.

                  "Final Order" shall mean an order or judgment of the Bankruptcy Court as entered on the docket that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari, or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Agent or, if an appeal, reargument, petition for certiorari, or rehearing thereof has been sought, the order or judgment of the Bankruptcy Court has been affirmed by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or certiorari has been denied, the time to take any further appeal or to seek certiorari or further reargument has expired.

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.

                  "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Hazardous Materials" shall mean any pollutants, contaminants, toxic or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or man-made elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials ("ACM"), building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

                                     Exhibit 10.14 - Page 7

                  "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person;
(vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property;
(vii) Capitalized Lease Obligations; and (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person.

                  "Indemnified Parties" shall have the meaning given that term in Section 10.06 hereof.

                  "Initial Mortgaged Properties" shall have the meaning set forth in Section 5.01(d)(v) hereto.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the borrowing date or the date of any continuation or conversion for such Eurodollar Loan, as the case may be, and ending one, two or three months thereafter as the Borrower may elect in the applicable notice given to the Agent pursuant to Section 2.03; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; and
(iii) no Interest Period for any Loan shall end after the Termination Date. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period.

                  "Inventory" shall mean all goods and merchandise of the Borrower including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash; provided that Inventory shall not include inventory held by the Borrower on consignment.

                  "L/C Notice" shall have the meaning given to that term in
Section 3.01(b).

                  "Lease" shall mean any lease of real property to which the Borrower is a party as lessee or lessor.

                  "Lenders" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Letter of Credit" shall have the meaning given to that term in Section 3.01(a).

                  "Letter of Credit Application" shall have the meaning given to that term in Section 3.01(a) hereof.

                  "Letter of Credit Cash Collateral Account" shall mean the deposit account maintained at The Chase Manhattan Bank in New York, Now York or such other bank as CIT may select, which deposit account shall be under the sole dominion and control of CIT.

                                     Exhibit 10.14 - Page 8

                  "Letter of Credit Exposure" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of credit are then outstanding) and (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit.

                  "Letter of Credit Fee" shall have the meaning given to that term in Section 2.08(f) hereof.

                  "Letter of Credit Guaranty" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer, guaranteeing the Borrower's reimbursement obligations under a reimbursement agreement, Letter of Credit Application or other like document.

                  "Letter of Credit Issuer" shall mean the issuer of a Letter of Credit, which issuer shall be either The Chase Manhattan Bank or Dai-Ichi Kangyo Bank.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean any and all loan or loans (including Unreimbursed Draws) made by the Lenders or by the Agent on behalf of the Lenders to the Borrower under this Agreement.

                  "Loan Documents" shall have the meaning given to that term in the definition of "Related Documents" set forth in this Section 1.01.

                  "Majority Lenders" shall mean, at any time, the Agent and Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%).

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), or properties of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform its obligations hereunder, under the Fee Letter or under any other Related Document, (iii) the Lien arising under the Related Documents on any Collateral, (iv) the legality, validity or enforceability of this Agreement or any Related Document or the Lien arising under any Related Document, or (v) the aggregate value of the property included in the calculations of the Borrowing Base.

                  "Minority Lenders" shall have the meaning given to that term in Section 10.03(b).

                  "Mortgaged Property" means each Collateral Property or Lease subject to a Mortgage, including the Initial Mortgaged Properties.

                  "Mortgages" shall mean, collectively, each mortgage, deed of trust, assignment of rents, security agreement and fixture filing and similar instrument executed by the Borrower or any Subsidiary in favor of the Agent from time to time, acting for the benefit of the Lenders, as each mortgage, deed of trust, assignment of rents, security agreement and fixture filing shall be modified and supplemented and in effect from time to time.

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate.

                                     Exhibit 10.14 - Page 9

                  "Net Proceeds" shall mean, for any asset sale or disposition, the amount of cash and other payments received (directly or indirectly) by the Borrower and/or its Subsidiaries net of reasonable expenses incurred by the Borrower and/or its Subsidiaries in connection therewith and transfer taxes paid by the Borrower and/or its Subsidiaries in connection therewith.

                  "Notes" shall mean the promissory notes of the Borrower executed and delivered to the Lenders under this Agreement and substantially in the form of Exhibit A hereto, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notice of Borrowing" shall have the meaning given to that term in Section 2.03(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any Lender or the Agent incurred under or related to this Agreement, the Notes, the Fee Letter or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or severe, absolute or contingent, due or to become due, which are described in either of the following clauses (i) of (ii):

                  (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever including amounts due under Section
                           10.06 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon, the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit to which such Letter of Credit Exposure relates were issued in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including the Agent Account, the Letter of Credit Cash Collateral Account, the Depository Accounts, the Cash Concentration Account or otherwise) constituting collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                  (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by the Borrower with any Lender or the Agent, including but not limited to all Reimbursement Obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising in connection with any such account, or arising under or in connection with any investment services, cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

                                    Exhibit 10.14 - Page 10

                  "Office", when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Borrower. In the event The Chase Manhattan Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from the Agent to the Borrower be its office located at 55 Water Street, New York, New York 10004.

                  "Operating Lease Obligations" shall mean all obligations and indebtedness of the Borrower and its Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

                  "Other Taxes" shall have the meaning given to that term in
Section 2.15.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof by such Person; and
(d) Investments in money market funds rated AAAm or AAAm-G by S&P and P-1 by Moody's.

                  "Permitted Liens" shall have the meaning given that term in
Section 8.01.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                  "Pledge Agreement" shall mean the Pledge and Security Agreement substantially in the form of Exhibit I hereto made by the Borrower in favor of the Agent, for the benefit of the Lenders, as modified and supplemented and in effect from time to time.

                  "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in
Section 3(5) of ERISA.

                  "Plan of Reorganization" shall mean that certain Amended Plan of Reorganization under chapter 11 of the United States Bankruptcy Code for Weiner's Stores, Inc. dated June 24, 1997, as confirmed by the Confirmation Order, as amended, restated, supplemented or otherwise modified to the extent permitted by Section 8.17 hereof.

                  "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.
                                    Exhibit 10.14 - Page 11

                  "Pledge Agreement" shall mean a Pledge Agreement, in form and substance satisfactory to the Agent in all respects, executed and delivered to the Agent pursuant to Section 7.18 hereof by the Borrower upon the creation of the first Subsidiary created after the date hereof, in favor of the Agent, as modified and supplemented and in effect from time to time.

                  "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provisions of Section 10.13 hereof, provided that, if the Revolving Credit Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and Letter of Credit Exposure and the denominator shall be the aggregate amount of all of the Lenders' unpaid Loans and Letter of Credit Exposure.

                  "Reference Loan" shall mean a Loan bearing interest at the Regular Rate.

                  "Reference Rate" shall mean the interest rate per annum publicly announced from time to time by The Chase Manhattan Bank in New York, New York as its Reference Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Reference Rate. The Reference Rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers.

                  "Register" shall have the meaning given that term in Section 10.13(c) hereof.

                  "Regular Rate" shall mean, for any day, the Reference Rate for such day plus .375%.

                  "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any drawings made under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all fees and expenses related thereto.

                  "Related Documents" or "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Confirmation Order, Fee Letter, the Depository Account Agreements, the Security Documents, the Restricted Account Agreement, each notice letter delivered to a Depository Bank or other financial institution pursuant to Section 5.01(o) hereof and Section 7.13 hereof and the other documents, instruments and agreements referred to in Section 5.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

                  "Release" shall mean any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, depositing, dumping, escaping, leaching or migrating of Hazardous Materials.

                  "Remedial Action" shall mean all actions necessary to (i) monitor, assess, evaluate, investigate, clean up, remove or treat any Release or threatened Release of Hazardous Materials; (ii) prevent, mitigate or minimize any Release or threatened Release so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; (iii) perform any pre-remedial studies and investigations and post-remedial monitoring and care, or (iv) come into compliance with Environmental Law.

                  "Reorganization" shall mean the reorganization of the Debtor pursuant to the Plan of Reorganization and the Confirmation Order.

                                     Exhibit 10.14 - Page 12

                  "Reportable Event" shall mean any of the events described in
Section 4043(c) of ERISA (other than events for which the notice requirements have been waived).

                  "Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

                  "Restricted Account Agreement" shall have the meaning given to that term in Section 7.13.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth on Schedule 1.01(B) to this Agreement or assigned to such Lender in accordance with Section 10.13, as such amounts may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Credit Commitments" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $40,000,000.

                  "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit B hereto, made by the Borrower in favor of the Agent, for the benefit of the Lenders, as modified and supplemented and in effect from time to time.

                  "Security Documents" shall mean, collectively, the Security Agreement, the Pledge Agreement, each Subsidiary Guaranty, the Mortgages, each Assignment for Security (Trademarks) and each Assignment for Security (Patents), substantially in the forms of Exhibits A and B to the Security Agreement, executed and delivered by the Borrower, each collateral assignment of leases and rents executed and delivered by the Borrower and/or its Subsidiaries, and all Uniform Commercial Code financing statements required by this Agreement, the Security Agreement and the Mortgages to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Borrower and/or its Subsidiaries in connection with any of the foregoing documents.

                  "Settlement Period" shall have the meaning set forth in
Section 2.03 hereof.

                  "Stated Amount" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                                     Exhibit 10.14 - Page 13

                  "Subsidiary Guaranty" shall mean each Subsidiary Guaranty, substantially in the form of Exhibit J hereto, made by the Subsidiaries of the Borrower existing on the date hereof in favor of the Agent and the Subsidiary Guaranty, substantially in the form of Exhibit J hereto, executed and delivered to the Agent pursuant to Section 7.18 hereof by each Subsidiary of the Borrower created after the date hereof, in each case in favor of the Agent, as modified and supplemented and in effect from time to time.

                  "Taxes" shall have the meaning given to that term in Section 2.15.

                  "Termination Date" shall have the meaning given that term in
Section 2.01(a) hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; or (v) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

                  "Undrawn Letter of Credit Availability" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Unreimbursed Draws" shall mean with respect to a Letter of Credit, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit, to the extent not repaid by the Borrower.

                  "Unused Line Fee" shall have the meaning given to that term in
Section 2.08(e).

                  "Westview Advertising" shall mean Westview Advertising, Inc., a Texas corporation, a wholly-owned Subsidiary of the Borrower, engaged solely in the business of placing advertisements for the Borrower.

                  "Westview Facility" shall mean the warehouse, corporate offices and distribution center of the Borrower located on Westview Drive in Houston, Texas.

                  1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                  1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including

                                    Exhibit 10.14 - Page 14
principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrower and the Majority Lenders so as to reflect such change in GAAP.


                                   ARTICLE II
                                   THE CREDITS
                                   -----------

                  2.01. Revolving Credit Loans. (a) The Revolving Credit Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Loans to the Borrower at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time its Pro Rata share of the Current Commitment at such time. The Current Commitment at any time shall be equal to the lesser of (A) $40,000,000, as such amount may have been reduced under
Section 2.04(a) hereof at such time, and (B) the Borrowing Base. No Lender shall have an obligation to make Loans hereunder or arrange for the issuance of the date on which the Revolving Credit Commitment is terminated by Borrower pursuant to Section 2.04 hereof.

                           (b)      Revolving Credit.  Within the limits of time
and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

                  2.02. Notes. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by a Note dated the date of this Agreement in the principal amount of such Lender's Revolving Credit Commitment with the blanks appropriately filled in. An executed Note for each Lender shall be delivered by the Borrower to the Agent on the date of the execution and delivery of this Agreement.

                  2.03. Notice of Borrowing; Making of Loans. (a) Whenever the Borrower desires to borrow, it shall provide notice to the Agent of such proposed borrowing (a "Notice of Borrowing"), each such notice, to be given (i) not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Reference Loans, or (ii) not later than 12:00 noon (New York City time) on the third Business Day before the date of such borrowing, in the case of a borrowing consisting of Eurodollar Loans, setting forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) whether such Loan is requested to be a Reference Loan or a Eurodollar Loan and, if a Eurodollar Loan, the Interest Period requested with respect thereto, (c) the principal amount of the Loan being borrowed, and
(d) the account information where such Loan is to be received. Such notice shall be given by telephone or in writing by a Designated Borrowing Officer, provided that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent promptly on or before the date on which such Loan is to be made a notice containing the original or facsimile signature of a Designated Borrowing Officer. Except for a Notice of Borrowing when the Agent will fund the related Loan pursuant to Section 2.03(e) hereof, the Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in Section 2.03(e), on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 12:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in Section 5.02 have not been satisfied, the Agent shall make the funds so received from the Lenders available to the Borrower not later than 2:30 p.m. (New York City time), on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account if

                                     Exhibit 10.14 - Page 15
the Disbursement Account is located at the Bank and (ii) initiating a wire transfer if the Disbursement Account is not located at the Bank.

                           (b)      The Agent and each Lender shall be entitled
to rely conclusively on each Designated Borrowing Officer's authority to request a Loan on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                           (c)      The Agent and the Lenders shall not incur
any liability to the Borrower in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this Section 2.03 and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected a Loan hereunder.

                           (d)      Each Notice of Borrowing pursuant to this
Section 2.03 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Reference Loan shall be in a minimum amount of $100,000 and in multiples of $100,000 if in excess thereof, and each Eurodollar Loan shall be in a minimum amount of $1,000,000 and in multiples of $1,000,000 if in excess thereof. Notwithstanding any other provision of this Agreement, no more than five separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

                           (e)      (i)     Except as otherwise provided in this
subsection 2.03(e), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                                    (ii)    Notwithstanding any other provision
of this Agreement, and in order to reduce the number of fund transfers among the Borrower, the Lenders and the Agent, the Borrower, the Lenders and the Agent agree that the Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to subsection 2.01(a), subject to the procedures for settlement set forth in subsection 2.03(f); provided, however, that (a) the Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Section
5.02 will not be satisfied on the day of the proposed Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 5.02 have been satisfied.

                                    (iii) Unless (A) the Agent has notified the
Lenders that the Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.03(e)(ii), or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate

                                    Exhibit 10.14 - Page 16
set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

                                    (iv) Nothing in this subsection 2.03(e)
shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           (f)      (i)     With respect to all periods for
which the Agent has funded Loans pursuant to Subsection 2.03(e), within 15 days after the last day of each calendar month, or such shorter period as it may from time to time select (any such month or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may the be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(f) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                                    (ii)    In the event that any Lender fails
to make any payment required to be made by it pursuant to subsection 2.03(f)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(f)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower or the Agent may have against any Lender as a result of any default by such Lender hereunder.

                  2.04. Termination or Reduction of Commitment; Mandatory Prepayment; Optional Prepayment. (a) Termination or Reduction of the Commitment. The Borrower may (i) upon not less than five Business Days' notice to the Agent, terminate the Revolving Credit Commitments, subject to the early termination fees provided for in Section 2.08(h) hereof, or (ii) at any time or from time to

                                    Exhibit 10.14 - Page 17
time and without penalty or premium reduce the amount of the Revolving Credit Commitments of the Lenders, provided that no such termination or reduction shall be permitted if, after giving effect thereto, the sum of the unpaid principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof plus the Letter of Credit Exposure at such time plus the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section 3.01 hereof, would exceed the amount of the Revolving Credit Commitments then in effect. Any reduction shall be in an amount which is an integral multiple of $1,000,000. Reduction of the Revolving Credit Commitments of the Lenders shall be made by providing not less than two Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Termination or reductions of the Revolving Credit Commitments of the Lenders are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share. No termination of the Revolving Credit Commitment shall relieve or discharge the Borrower of its respective duties, obligations and covenants under this Agreement and the Related Documents until all Obligations have been fully and finally discharged and paid, and the Agent's continuing security interest in the Collateral and the rights and remedies of the Agent and each Lender hereunder, under the Related Documents and any applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

                           (b)      Mandatory Prepayment.  (i)  Exceeding
Current Commitment. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding plus the Letter of Credit Exposure at such time, the Borrower shall prepay an amount of the Loans not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders, the Borrower shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

                                    (ii)    Asset Sales.  Simultaneously with
the consummation of any sale or disposition of assets permitted under Section 8.04(b) hereof, whether by the Borrower or its Subsidiaries, the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of the Net Proceeds of such sale or disposition, other than such sales or dispositions the Net Proceeds from which do not exceed $50,000 individually or $200,000 in the aggregate.

                                    (iii)   Loss Event.  If there shall occur
any Destruction or Taking (as defined in the Mortgages) with respect to any Mortgaged Property, the Borrower shall promptly repay the Loans in an amount equal to the net proceeds received by the Borrower or any Subsidiary in respect of such Destruction or Taking required to be applied to the Loans pursuant to the terms of the Mortgages.

                                    (iv)    Other Mandatory Prepayments.  The
Agent may, on the Cash Concentration Account Blockage Date and on each Business Day thereafter, apply all funds in the Cash Concentration Account to the payment, in whole or in part, of the Obligations outstanding.

                           (c)      Optional Prepayment.  The Borrower may at
any time or from time to time prepay, in whole or in part, any or all Loans then outstanding. Any such prepayment (i) shall be in an aggregate principal amount equal to $100,000 or an integral multiple of $100,000, provided that no Eurodollar Loan shall be prepaid in part.

                                    Exhibit 10.14 - Page 18

                           (d)      Prepayment Penalty.  Subject to Section
2.08(h) hereof, all prepayments of Loans under this Section 2.04 shall be without premium or penalty, except that any prepayment of Eurodollar Loans shall be subject to the provisions of Section 2.12 hereof.

                  2.05. Interest Rate. (a) Each Reference Loan shall bear interest for each day until paid at a rate per annum for each day equal to the Regular Rate for such day.

                           (b)      Each Eurodollar Loan shall bear interest at
a rate per annum equal to the Eurodollar Rate plus 2.250% for the Interest Period in effect for such Eurodollar Loan, together with any additional interest owing pursuant to Section 2.14 hereof.

                  2.06. Interest Payment Dates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable (i) if such Loan is a Reference Loan, monthly in arrears on the first Business Day of each month, commencing September 1, 1997, and (ii) if such Loan is a Eurodollar Loan on the last day of the Interest Period of such Eurodollar Loan. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                  2.07. Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

                  2.08. Payments. (a) Time, Place and Manner. Except as otherwise provided in Section 2.04(b) hereof, all payments and prepayments to be made in respect of principal, interest, commitment fee, facility fee or other amounts due from the Borrower hereunder, under the Fee Letter, the Notes or any other Related Document shall be payable at or before 1:00 p.m., New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent, CIT or the Lenders, as the case may be, at the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a separate loan account (the "Borrower's Account") on its books in the name of the Borrower in which the Borrower will be charged with Loans made by the Agent or the Lenders to the Borrower hereunder and with any other Obligations. The Borrower and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Borrower's Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related document. The Borrower and the Lenders confirm that any charges which the Agent may so make to the Borrower's Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion and shall constitute a Loan to the Borrower funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and 2.03(f) of the Agreement. Each of the Lenders and the Borrower agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied. The Borrower's Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrower or others for the account of the Borrower. The Agent shall use reasonable efforts to provide the Borrower with copies or other evidence of all charges to the Borrower's Account promptly after such charges are made, provided that the failure to provide such copies or other evidence to the Borrower shall not relieve the Borrower of any of its obligations under this Agreement. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan.

                                     Exhibit 10.14 - Page 19

                           (b)      Periodic Statements.  The Agent shall
provide the Lenders and the Borrower promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of
(A) the opening and closing daily balances in the Borrower's Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Borrower's Account or Loans to be made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit or payments made by CIT or the Lenders under the Letter of Credit Guaranty, and (G) the amount and nature of any charges to the borrower's Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrower's and each Lender's express right to rebut such presumption by conclusively demonstrating the existence of any error on the part of the Agent.

                           (c)      Apportionment of Payments.  Except as
otherwise provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the fees required to be paid by the borrower under subsections 2.08(e), (f) and (h) shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or as to the Borrower shall be applied subject to the provisions of this Agreement first, to pay principal of and interest on any Loans funded by the Agent on behalf of the Lenders and any fees, expense reimbursements or indemnities then due to the Agent from the Borrower; second, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; third, to pay interest due in respect of Loans and Unreimbursed Draws under Letters of Credit; and fourth, to pay, prepay or provide case collateral in respect of principal of Loans and Letter of Credit Exposure. The Agent shall promptly distribute to each Lender at its primary address or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrower hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrower under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrower makes a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received ,the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

                           (d)      Interest Upon Events of Default.  To the
extent permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 9.01, all principal, interest, commitment fees, facility fees, indemnities or any other Obligations of the Borrower hereunder, under the Fee Letter or under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis as provided in this subsection 2.08(d) and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of 4.250% above the Eurodollar Rate for such day in the case of Eurodollar Loans and 2.375% above the Reference Rate for such day in the case of Reference Loans, such interest rate relating to Reference Loans to change automatically from time to time effective as of the announced effective date of each change in the Reference Rate.

                                    Exhibit 10.14 - Page 20

                           (e)      Unused Line Fee.  From and after the Closing
Date until the Termination Date, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rate Share, an unused line fee (the "Unused Line Fee") accruing at the rate of one-quarter of one percent (0.25%) per annum, on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the Loans and letter of Credit Exposure outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing September 1, 1997.

                           (f)      Letter of Credit Fees.  From and after the
Closing Date until the Termination Date, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, a letter of credit fee (the "Letter of Credit Fee") accruing at the rate of one and one-quarter percent (1.25%) per annum on the average daily Undrawn Letter of Credit Availability of all Letters of Credit. All Letter of Credit Fees shall be payable monthly in arrears on the first day of each month commencing September 1, 1997. The Borrower shall also pay the customary letter of credit fees and charges of he Letter of Credit Issuer for the administration, issuance and processing of any Letters of Credit issued by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of an amount equal to the difference between (A) the amount of the Letter of Credit Fees received by the Agent and (B) the Letter of Credit Fees payable to the Letter of Credit Issuer in connection with the issuance of the Letters of Credit.

                           (g)      Administration Fee.  The Borrower shall pay
to CIT an annual administration fee of $36,000 payable in advance on the Closing Date and on each subsequent anniversary of the Closing Date; provided, however, that a ratable portion of the most recently paid administration fee under that certain Revolving Credit Agreement, dated as of April 12, 1995, as amended (the "DIP Financing"), between the Debtor and CIT, shall be credited against the first Administration Fee due hereunder.

                           (h)      Early Termination Fee.  If the Borrower
elects to terminate the Revolving Credit Commitment pursuant to Section 2.04(a) hereof, or if an Event of Default described in subsections (g) or (h) of Section
9.01 hereof has occurred, or if the Agent elects to declare the Revolving Credit Commitment terminated pursuant to Section 9.02(a) hereof, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of the Lenders' lost profits as a result thereof, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an early termination fee in an amount set forth below if such termination is effective in the period indicated:


Amount                                Period
------                                ------

(i) 1.50% of the Revolving Credit     any date prior to, and including,
         Commitment                   the date of the first anniversary of
                                      the Effective Date

(ii) 1.00% of the Revolving Credit    any date from the date of the first
         Commitment                   anniversary of the Effective Date
                                      to, and including, the date of the
                                      second anniversary of the Effective Date


                                    Exhibit 10.14 - Page 21

(iii) 0.50% of the Revolving Credit      any date from the date of the
         Commitment                      second anniversary of the
                                         Effective Date, to, and including,
                                         the date of the third anniversary
                                         of the Effective Date


                           (i)      Fees.  The Borrower shall pay to the Agent
the fees set forth in the Fee Letter at the times set forth in the Fee Letter. All fees required to be paid to the Agent pursuant to the Fee Letter, this Agreement and any other Related Document shall be paid to the Agent for its own account as required therein. All fees under this Agreement, the Fee Letter and the other Related Documents are non-refundable under all circumstances.

                  2.09. Use of Proceeds. The Borrower hereby covenants, represents and warrants that the proceeds of the Loans made to it will be used solely to fund working capital in the ordinary course of the Borrower's business and for other general corporate purposes.

                  2.10. Eurodollar Rate Not Determinable; Illegality or Impropriety. (a) In the event, and on each occasion, that on or before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Bank that, the Eurodollar Rate cannot be determined for any reason or the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the other Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan pursuant to Section 2.03 shall, until the Agent shall have advised the Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Reference Loan. Each determination by the Agent hereunder shall be conclusive and binding absent manifest error.

                           (b)      In the event that it shall be unlawful or
improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Reference Loan.

                  2.11. Reserve Requirements; Capital Adequacy Circumstances.
(a) Notwithstanding any other provision herein, if any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender of the principal of or interest on any Eurodollar Loan made by such Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall

                                    Exhibit 10.14 - Page 22
impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of making or maintaining any Eurodollar Loan or issuing any Letter of Credit or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrower shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(a) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                           (b)      If the Letter of Credit Issuer or any Lender
shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrower shall reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this
Section 2.11(b) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts, (iii) that such amount(s) have been determined in good faith, and (iv) that the Letter of Credit Issuer or such Lender is using reasonable efforts to collect comparable amounts from similarly situated account parties or borrowers having similar relationships with the Letter of Credit Issuer or such Lender under documentation which gives the Letter of Credit Issuer or such Lender substantially the same rights with respect to such increased costs or reductions or payments made with respect to capital adequacy requirements or guidelines, as relevant, as set forth in this
Section 2.11, which statement shall be conclusive and binding absent manifest error.

                           (c)      The Letter of Credit Issuer or any Lender
may demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; provided that the Letter of Credit Issuer or such Lender shall provide to the Borrower a certificate setting forth the basis on which such demand is made. The protection of this Section 2.11 shall be available to the Letter of Credit Issuer or any Lender regardless

                                    Exhibit 10.14 - Page 23
of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                  2.12. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender actually sustains or incurs (including, but not limited to, reasonable fees and expenses of counsel) as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article V, (b) any failure by the Borrower to borrow any Eurodollar Loan hereunder or to convert any Reference Loan into a Eurodollar Loan after notice of such borrowing or conversion has been given pursuant to Section 2.03 or Section 2.14, as the case may be, (c) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its costs of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed or converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow or convert) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such Interest Period. Notwithstanding the foregoing, the Agent will use reasonable efforts to minimize or reduce any such loss or expense resulting from the mandatory prepayments required by clause (iii) of Section 2.04(b) of this Agreement by calculating such loss or expense based upon the net decrease in Eurodollar Loans on a day after giving effect to all prepayments and all Loans made on such day. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

                  2.13. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or other security or interest arising from, or in lieu of, such secured claim, received by such lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to

                                     Exhibit 10.14 - Page 24
any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrower in the amount of such participation.

                  2.14. Continuation and Conversion of Loans. Subject to Section
2.03 and Section 2.10 hereof, the Borrower shall have the right, at any time,
(i) on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period or to convert any Reference Loan or portion thereof into a Eurodollar Loan, or (ii) on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Reference Loan, subject to the following:

                           (A) in the case of a conversion of a Reference Loan
                  or portion thereof into a Eurodollar Loan, no Event of Default or Potential Default shall have occurred and be continuing at the time of such continuation or conversion;

                           (B) in the case of a continuation or conversion of
                  less than all Loans, the aggregate principal amount of any Eurodollar Loan continued or converted shall not be less than $1,000,000 and in multiples of $500,000 if in excess thereof;

                           (C) each conversion shall be effected by the Lenders
                  by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; and accrued interest on the Loan (or portion thereof) being converted shall be paid by the Borrower at the time of the conversion;

                           (D) if the new Loan made in respect of a conversion
                  shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                           (E) no portion of any Loan shall be continued or
                  converted to a Eurodollar Loan with an interest period ending later than the Termination Date; and

                           (F) if any conversion of a Eurodollar Loan shall be
                  effected on a day other than the last day of an Interest Period, the Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it (including, but not limited to, reasonable fees and expenses of counsel) in the reemployment of the funds released by such conversion as provided in Section 2.12 hereof.

In the event that the Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan (unless repaid) shall automatically become a Reference Loan at the expiration of the then current Interest Period.

                  2.15. Taxes. (a) All payments made by the Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on or measured by the overall net income of the Lenders or the Letter of Credit Issuer (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts

                                     Exhibit 10.14 - Page 25
payable to the Lenders or the Letter of Credit Issuer pursuant to this sentence) the Lenders or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "Other Taxes").

                           (b)      The Borrower will indemnify the Lenders and
the Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by any lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or such Letter of Credit Issuer makes written demand.

                           (c)      Each Lender which is a foreign person (i.e.,
a Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                                    (i)     it shall, no later than the Closing
Date (or, in the case of a Lender which becomes a party hereto pursuant to Section 10.13 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Agent:

                                            (A)      two accurate and complete
signed originals of Form 4224, or

                                            (B)      two accurate and complete
signed originals of Form 1001,

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending installation under this Agreement free from withholding of United States Federal income tax;

                                    (ii) if at any time such Lender changes its
lending installation or installations or selects an additional lending installation it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder;

                                            (A)      if such changed or
additional lending installation is located in the United States, two accurate and complete signed originals of Form 4224, or

                                            (B)      otherwise, two accurate and
complete signed originals of Form 1001, in each case indicating that such lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending installation under this Agreement free from withholding of United States Federal income tax; and

                                    (iii) it shall, promptly upon the Borrower's
reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from

                                    Exhibit 10.14 - Page 26
time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                           (d)      If the Borrower fails to perform its
obligations under this Section 2.15, the Borrower shall indemnify the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.


                                   ARTICLE III
                                LETTERS OF CREDIT
                                -----------------

                  3.01. Letters of Credit. (a) General. In order to assist the Borrower in establishing or opening documentary and standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (the "Letters of Credit") with the Letter of Credit Issuer, the Borrower has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to the Borrower, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit. The Letter of Credit Issuer shall be a bank mutually acceptable to CIT and the Borrower. The Borrower will be the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit C hereto or such other form as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "Letter of Credit Application").

                                    (i)     The aggregate Letter of Credit
Exposure shall not exceed $15 million. In addition, the amount, purpose and extent of the letters of credit and changes or modifications thereof by the Borrower and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion; provided, however, that (x) the expiry date of all Letters of Credit shall be no later than 15 days prior to the Termination Date unless on or prior to 15 days prior to the Termination Date such Letters of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount of such Letters of Credit, (y) the Letters of Credit and all documentation in connection therewith shall be in form and substance reasonably satisfactory to CIT and the Letter of Credit Issuer and (z) aggregate Letter of Credit Exposure in excess of $6,500,000 resulting from the issuance of Letters of Credit for the benefit of domestic trade creditors in connection with the purchase of Inventory by the Borrower shall not be permitted.

                                    (ii) The Agent shall have the right,
without notice to the Borrower, to charge the Borrower's Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, CIT or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by CIT or the Lenders under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement, the occurrence of an Event of Default. Any amount charged to the Borrower's Account shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the lenders and subject to subsections 2.03(e) and (f). Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrower by the Letter of Credit Issuer in connection with or

                                     Exhibit 10.14 - Page 27
arising out of Letters of Credit issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Borrower's Account in full when charged to or paid by CIT and any such charges by CIT to the Borrower's Account shall be conclusive and binding on the Borrower and the Lenders absent manifest error. Each of the Lenders and the Borrower agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 5.02 have been satisfied.

                                    (iii) The Borrower agrees to unconditionally
indemnify the Agent, CIT and each Lender and to hold the Agent, CIT and each Lender harmless from any and all loss, claim or liability (including, but not limited to, reasonable fees and expenses of counsel) incurred by the Agent, CIT or any such Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account and any drafts or acceptance thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, CIT or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to hold the Agent, CIT and each Lender harmless from any errors or omissions, negligence or misconduct by the Letter of Credit Issuer. The Borrower's unconditional obligation to the Agent, CIT and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, CIT's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by CIT for the Borrower's account by the Letter of Credit Issuer shall be conclusive and binding on the Borrower absent manifest error and may be charged to the Borrower's Account.

                                    (iv) None of the Agent, CIT, the Letter of
Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; and deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit.

                                    (v)     The Borrower agrees that any action
taken by the Agent, CIT or any Lender, if taken in good faith, and any action taken by the Letter of Credit Issuer, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the goods purported to be represented by any documents, shall be binding on the Borrower (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT or the Lenders in any resulting liability to the Borrower. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and

                                    Exhibit 10.14 - Page 28
honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrower.

                                    (vi) Without CIT's express consent and
endorsement in writing, the Borrower agrees: (x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (y) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Agent, not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                                    (vii) The Borrower agrees that any necessary
and material import, export or other license or certificates for the import or handling of Inventory will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                                    (viii) Upon any payments made to the Letter
of Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Letter of Credit Issuer in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

                                    (ix) In the event that the Borrower is
required to provide cash collateral for any Letter of Credit, the Borrower shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until all Obligations have been paid in full in cash; provided, that, when the Borrower elects, and is not required to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrower if at such time (A) an Event of Default or Potential Default has not occurred and is not continuing and (B) no amounts are available to be drawn on such Letter of Credit and all Unreimbursed Draws have been paid in full.

                           (b)      Request for Issuance.  The Borrower may from
time to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Agent, with a copy to the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter

                                     Exhibit 10.14 - Page 29
of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in
Section 5.02 will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 5.02 have been satisfied.

                           (c)      Existing Letters of Credit.  Schedule 3.01(
c) hereto contains a description of all letters of credit issued pursuant to the DIP Financing and outstanding on the Closing Date. Each such letter of credit, including any extension or renewal thereof (each, as amended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement, issued on the Closing Date.

                  3.02. Participations. (a) Purchase of Participations. Immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                           (b)      Sharing of Letter of Credit Payments.
In the event that CIT makes any payment in respect of the Letter of Credit Guaranty and the Borrower shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Borrower's Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(ii).

                           (c)      Obligations Irrevocable.  The obligations of
a Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                                    (i)  any lack of validity or enforceability
of this Agreement or any of the other Related Documents;

                                    (ii) the existence of any claim, setoff,
defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in any Letter of Credit);

                                    (iii) any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv)  the surrender or impairment of any
security for the performance or observance of any of the terms of any of the Related Documents;

                                    (v)   any failure by the Agent to provide
any notices required pursuant to this Agreement relating to the Letters of Credit; or

                                    Exhibit 10.14 - Page 30

                                    (vi) the occurrence of any Event of Default
or Potential Default.


                                   ARTICLE IV
                                 BORROWING BASE
                                 --------------

                  4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit. CIT and the other Lenders shall have no obligation to make a Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, the Current Commitment at such time.

                  4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Borrower shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

                  4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrower under this Article IV are absolute and unconditional, and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section 4.01 hereof or their right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

                  4.04. Borrowing Base Certificate. (a) By 12:00 noon, New York City time (i) seven (7) Business Days after the Friday of each week and (ii) thirty (30) days after the end of each fiscal month (and on any other date on which the Agent reasonably requests), the Borrower shall furnish to the Agent a certificate ("Borrowing Base Certificate") substantially in the form attached hereto as Exhibit D, certified as true and correct by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the Saturday of the preceding week (in the case of the weekly Borrowing Base Certificates), or as of Borrower's close of business on the last day of each fiscal month (in the case of subsequent monthly Borrowing Base Certificates), in each case together with such other information with respect to the Inventory of the Borrower as the Agent may reasonably request. The weekly Borrowing Base Certificate may be prepared based upon a good faith estimate by the Borrower of its Inventory.

                           (b)      In the event of any dispute about the
eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control.

                           (c)      The Borrowing Base set forth in a Borrowing
Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower, in which case the value of such asset shall, at the discretion of the Borrower, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

                           (d)      Each Borrowing Base Certificate shall be
accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

                                     Exhibit 10.14 - Page 31

                  4.05. General Provisions. Notwithstanding anything to the contrary in this Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.


                                    ARTICLE V
                  CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT
                              ISSUANCE AND LENDING
                  ---------------------------------------------

                  5.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan hereunder or the obligation of CIT or any Lender to assist the Borrower in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

                           (a)      Payment of Fees, Etc.  The Borrower shall
have paid all fees, costs, expenses and taxes then payable by the Borrower including, without limitation, those due and payable pursuant to Sections 2.08 and 10.06 hereof. The Borrower shall have paid to counsel to the Agent all fees and other client charges due to such counsel on the Closing Date.

                           (b)      Representations and Warranties; No Event of
Default. The representations and warranties contained in Article VI of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                           (c)      Legality.  The making of the initial Loans
and the issuance of the initial Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Lenders or the Letter of Credit Issuer.

                           (d)      Delivery of Documents.  The Agent shall have
received on or before the Closing Date the following, each in form and substance satisfactory to the Agent in all respects and, unless indicated otherwise, dated the Closing Date:

                                    (i)  a Note payable to the order of each
Lender, duly executed by the Borrower;

                                    (ii) the Security Agreement, duly executed
by the Borrower together with an Assignment for Security (Trademarks) duly executed by the Borrower;

                                    (iii) acknowledgment copies of appropriate
financing statements on Form UCC-1, duly executed by the Borrower and duly filed in such office or offices as may be necessary or, in the opinion of the Agent, desirable to perfect the security interests purported to be created by the Security Documents and evidence that all necessary filing fees and taxes or other expenses related to such filings have been paid in full;

                                    (iv) certified copies of requests for copies
or information on Form UCC-11, listing all effective financing statements which name as debtor the Borrower, tax liens and judgment liens and which are filed in the offices referred to in paragraph (iii) above, together with copies of such financing statements, none of which, except as otherwise agreed to in writing by the Agent, shall cover any of the Collateral;

                                     Exhibit 10.14 - Page 32

                                    (v) the Mortgages encumbering each
Collateral Property and Lease identified on Schedule 5.01(d)(v) hereto (the "Initial Mortgaged Properties"), duly executed and delivered by the Borrower in recordable form (in such number of copies as the Agent shall have requested), together with a current survey of the Initial Mortgaged Properties and all improvements thereon and reflecting all easements and encumbrances of record, a report of title, a policy of title insurance on forms of and issued by a title company satisfactory to the Agent (the "Title Companies"), subject only to such exceptions as are satisfactory to the Agent and, to the extent necessary under applicable law, Uniform Commercial Code financing statements covering fixtures, in each case appropriately completed and duly executed, for filing in the appropriate county land office and evidence that the Borrower shall have paid to the Title Companies all expenses in connection with the issuance of such survey, title reports and policy of title insurance in addition shall have paid to the Title Companies an amount equal to the recording and stamp taxes (including mortgage recording taxes) payable in connection with recording the Mortgages and other Security Documents in the appropriate county land offices;

                                    (vi) a copy of the resolutions adopted by
the Board of Directors of the Borrower and its Subsidiaries, certified as of the Closing Date by authorized officers thereof, authorizing (A) in the case of the Borrower, the borrowings hereunder and the transactions contemplated by the Loan Documents to which the Borrower is or will be a party, and (B) the execution, delivery and performance by such Person of each Loan Document and the execution and delivery of the other documents to be delivered by such Person in connection therewith;

                                    (vii) a certificate of an authorized
officer of the Borrower and its Subsidiaries, certifying the names and true signatures of the officers of such Person authorized to sign each Loan Document to which such Person is or will be a party and the other documents to be executed and delivered by such Person in connection therewith, together with evidence of the incumbency of such authorized officers;

                                    (viii) a certificate, dated as of a date not
more than 10 Business Days prior to the Closing Date, of the appropriate official(s) of the states of incorporation and each state of foreign qualification of the Borrower and its Subsidiaries, certifying as to the subsistence in good standing of, and the payment of taxes by, such Person in such states and listing all charter documents of such Person on file with such official(s), together with confirmation by telephone or telegram (where available) on the Closing Date from such official(s) as to such matters;

                                    (ix) a copy of the certificates of
incorporation of the Borrower and its Subsidiaries certified as of a date not more than 10 days prior to the Closing Date by the appropriate official(s) of the state of incorporation of each such Person and as of the Closing Date by an authorized officer of each such Person;

                                    (x) a copy of the by-laws of the
Borrower and its Subsidiaries, certified as of the Closing Date by an authorized officer of each such Person;

                                    (xi) a favorable opinion of Weil, Gotshal
& Manges, LLP, counsel to the Borrower and its Subsidiaries, and opinions from special Louisiana counsel to the Borrower, each in form and substance satisfactory to the Agent and as to such other matters as the Agent may reasonably request;

                                    (xii) a certificate of the Designated
Financial Officer of the Borrower, certifying as to the matters set forth in subsection (b) of this Section 5.01;

                                    (xiii) a copy of the financial statements
of the Borrower referred to in Section 6.07 hereof together with a certificate of the Designated Financial Officer of the Borrower

                                    Exhibit 10.14 - Page 33
setting forth all existing Indebtedness, guarantees, pending or threatened litigation or claims and other contingent liabilities of the Borrower and its Subsidiaries;

                                    (xiv) a Borrowing Base Certificate, current
as of the close of business on the Friday immediately preceding the Closing Date, certified by the Designated Financial Officer of the Borrower;

                                    (xv)  a certificate of insurance evidencing
insurance on the property of the Borrower as is required by Section 7.07 of this Agreement, naming the Agent as additional insured and loss payee, using a long form loss payee endorsement, for all insurance maintained by the Borrower and its Subsidiaries;

                                    (xvi) a certificate of the Designated
Financial Officer of the Borrower setting forth in reasonable detail the calculations required to establish whether the Borrower is in compliance with the requirements of each of the financial covenants set forth in Sections 8.12 and 8.16 hereof;

                                    (xvii)  a certificate of an authorized
officer of the Borrower certifying the names and true signatures of those officers of the Borrower that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                               (xviii) a certificate of the Designated
Financial Officer of the Borrower certifying that as of the Closing Date, after giving effect to all payments required to be made by the Plan of Reorganization on the Effective Date, (A) the Borrower shall have available a positive cash balance, (B) all other liabilities of the Borrower are current together with such evidence as the Agent may reasonably request, and (C) no Loans are outstanding, provided that Letters of Credit may be outstanding;

                                     (xix)  a certificate of the Designated
Financial Officer of the Borrower certifying that as of the date which is one month prior to the Effective Date the Cumulative FIFO EBITDA for the twelve month period ending on such date was not less than ($6,200,000) together with calculations demonstrating compliance with this provision;

                                    (xx) a satisfactory legal description of the
Initial Mortgaged Properties;

                                    (xxi)a certificate of the Designated
Financial Officer of the Borrower certifying (A) that attached thereto is a true and correct copy of each Lease constituting an Initial Mortgaged Property, (B) whether each Lease has been assumed in accordance with the Plan of Reorganization, and (C) a rent roll in respect of each space lease or sublease under which the Borrower or any of its Subsidiaries is the lessor, if any;

                                    (xxii) a Subsidiary Guaranty, duly executed
by each Subsidiary of the Borrower;

                                    (xxiii) a Pledge Agreement, duly executed by
the Borrower, together with the original stock certificates representing all of the capital stock of the Subsidiaries of the Borrower, accompanied by undated stock powers executed in blank, all in form and substance satisfactory to the Agent in all respects; and

                                    (xxiv) such other agreements, instruments,
approvals, opinions and other documents as the Agent may reasonably request.

                                     Exhibit 10.14 - Page 34

                           (e)      Proceedings; Receipt of Documents.  All
proceedings in connection with the transactions contemplated by this Agreement and the Related Documents and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (f)      Plan of Reorganization.  Subject only to
the initial extension of credit hereunder, all conditions precedent to the Effective Date and consummation of the Plan of Reorganization shall have been satisfied. The Reorganization shall have concurrently become effective in accordance with the Confirmation Order, the Plan of Reorganization and this Agreement. All parties to the Reorganization shall be ready, willing and able to consummate the Reorganization to the extent of the transactions required to occur after the Effective Time.

                           (g)      Reorganization.  Subject only to the initial
extension of credit hereunder, the Borrower shall have consummated all transactions contemplated by the Reorganization to occur on or prior to the Effective Time.

                           (h)      Adequate Protection Payments.  The Borrower
shall have paid or caused to be paid all amounts accrued and unpaid through and including the Effective Time with respect to any adequate protection provided under the Bankruptcy Code in accordance with the terms of, and the extent required by, the Plan of Reorganization.

                           (i)      Performance of Agreements.  The Borrower and
its Subsidiaries shall have performed in all material respects all agreements that the Plan of Reorganization, this Agreement and the other Loan Documents provide shall be performed by them on or before the Effective Time.

                           (j)      Confirmation Order.  The Confirmation Order
shall have become a Final Order and the Agent shall have received a copy thereof certified by a clerk of the Bankruptcy Court as true, complete and correct and such order shall be in full force and effect.

                           (k)      Default under Related Documents.  The
consummation of the Reorganization has not and will not result in an Event of Default or a Potential Default.

                           (l)      Governmental Approval.  All necessary
governmental and third party approvals required to be obtained by the Borrower or any of its Subsidiaries, in connection with the Reorganization, have been obtained and remain in effect, and all applicable waiting periods have expired without any action being taken by any competent authority which restrains, prevents, impedes, delays or imposes adverse conditions upon, the consummation of the Reorganization.

                           (m)      Consummation of the Reorganization.
There exists no judgment, order, injunction or other restraint prohibiting or in the judgment of the Agent imposing materially adverse condition upon the consummation of the Reorganization.

                           (n)      Aspects of the Reorganization.  The Agent
shall be satisfied, in its sole judgment, with all tax aspects of the Reorganization, the corporate, capital, legal and management structure of the Borrower and its Subsidiaries immediately after the Reorganization, all shareholder agreements and all financing relating to the Reorganization, and shall be satisfied, in its sole judgment, with the nature and status of all contractual obligations, securities, labor, tax, ERISA, employee benefit, environmental, health and safety matters, in each case, involving or affecting the Borrower or any of its Subsidiaries.

                                     Exhibit 10.14 - Page 35

                           (o)      Cash Management System.  The cash management
system of the Borrower shall be satisfactory to the Agent.

                           (p)      Audit.  The Agent shall be satisfied (in its
sole discretion) with the results of an audit of the Inventory that has been conducted by an appraisal firm which is satisfactory to the Agent, in its sole and absolute discretion, and the Borrower shall have paid all fees and expenses payable in connection with such audit.

                           (q)      Lien Priority.  The Lien in favor of the
Agent pursuant to the Related Documents shall be a valid and perfected first priority Lien prior to all other Liens on the Collateral, except for Permitted Liens on any Collateral.

                           (r)      Compliance.  The Agent shall have received
evidence reasonably satisfactory to the Agent of the Borrower's compliance with all environmental Laws, ERISA, tax and labor matters.

                           (s)      Legal Restraints/Litigation.  On the Closing
Date, there shall be no (1) litigation, investigation or proceeding (judicial or administrative) pending or to the best of the Borrower's knowledge after reasonable inquiry, threatened against the Borrower, or its Subsidiaries, or their assets, by any agency, division or department of any county, city, state or federal government challenging the Reorganization, (2) injunction, writ or restraining order restraining or prohibiting the transactions contemplated pursuant to the Reorganization or the consummation of the financing arrangements contemplated by this Agreement, (3) suit, action, investigation or proceeding (judicial or administrative) pending or, to the knowledge of the Borrower, threatened against the Borrower, or its Subsidiaries or their assets, which, in the opinion of the Agent, if adversely determined could have a Material Adverse Effect, or (4) litigation, investigation or proceeding (judicial or administrative) pending or, to the best of the Borrower's knowledge after reasonable inquiry, threatened with respect to the Fee Letter or this Agreement.

                           (t)      Phase I Environmental Site Assessment.  The
Agent shall be satisfied (in its sole and absolute discretion) with the results and scope of a Phase I Environmental Site Assessment of the Westview Facility conducted by a nationally recognized firm of licensed engineers which is acceptable to the Agent it its sole and absolute discretion, based upon and in accordance with ASTM Standard Practice for Environmental Site Assessments E 1527, which assessment shall include, without limitation, a physical onsite inspection by such firm, as well as a historical review of the use of the Westview Facility and of the business and operations of the Borrower (including any former subsidiaries or divisions of the Borrower or any of its Subsidiaries which have been disposed of prior to the close of such assessment), and the Borrower shall have paid all fees and expenses payable in connection with such assessment.

                           (u)      Westview Appraisal.  The Agent shall be
satisfied (in its sole and absolute discretion) with the results of an appraisal of the Westview Facility by an appraisal firm which is satisfactory to the Agent in its sole and absolute discretion, and the Borrower shall have paid all fees and expenses payable in connection with such audit.

                           (v)      Field Examination.  The Agent shall be
satisfied with the results of a field examination of the Borrower's assets, business and operations.

                  5.02. Conditions Precedent to Loans and Letters of Credit. In addition to the requirements of Section 5.01, the obligation of each Lender to make any Loan and the obligation of CIT or any Lender to assist the Borrower in obtaining the issuance of any Letter of Credit is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                                    Exhibit 10.14 - Page 36

                           (a)      Payment of Fees, Etc.  The Borrower shall
have paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 2.08 and 10.06 hereof.

                           (b)      Representations and Warranties; No Event of
Default. The following statements shall be true, and the submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Loan and the Borrower's acceptance of the proceeds of such Loan, or the submission by the Borrower to the Agent of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Loan and the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in Article VI of this Agreement and in each other Loan Document and certificate or other writing delivered to the Lenders pursuant hereto on or prior to the date of such Loan or Letter of Credit are correct on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date); and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                           (c)      Legality.  The making of such Loan or the
issuance of such Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Agent, the Lenders or the Letter of Credit Issuer.

                           (d)      Borrowing Notice.  The Agent shall have
received a Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed borrowing with respect to a Eurodollar Loan or on the date of a proposed borrowing of a Reference Loan or an L/C Notice and a Letter of Credit Application pursuant to Section 3.01 hereof not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit.

                           (e)      Delivery of Documents. The Agent shall have
received such other agreements, instruments, approvals and other documents , each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

                           (f)      Proceedings; Receipt of Documents.  All
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such document, in form and substance satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (g)      Commitment.  The aggregate unpaid principal
amount of the Loans and the Letter of Credit Exposure shall not exceed, and giving effect to the requested Credit Extension will not exceed, the Current Commitment.

                           (h)      Additional Availability.  On the earlier of
(i) the date on which the Lenders make the initial Loan under this Agreement or
(ii) the date on which the Borrower obtains the issuance of the initial Letter of Credit under this Agreement (excluding any Existing Letters of Credit), after giving effect to all Loans made on such date, the Letters of Credit issued on such date and all Existing Letters of Credit, the Availability shall not be less than $15,000,000 and the Borrower shall deliver to the Agent a certificate of the Designated Financial Officer of the Borrower certifying that the Availability is not less than $15,000,000 and containing the calculation thereof.

Any oral or written request by the Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 5.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the

                                     Exhibit 10.14 - Page 37
contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrower that the conditions set forth in this Section 5.02 have been satisfied as of the date of such Credit Extension.


                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

                  The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                  6.01. Organization, Good Standing, Etc. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of the Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                  6.02. Authorization, Etc. The execution, delivery and performance by the Borrower and its Subsidiaries of each Loan Document to which it is a party, (i) have been duly authorized by all necessary corporate action,
(ii) do not and will not contravene its charter or by-laws, any other applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties or result in a default under any agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which they or their respective properties may be subject, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties.

                  6.03. Governmental Approvals. No authorization, consent, approval license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by the Borrower and its Subsidiaries of each Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof, except for the filings and recordings in respect of the Liens created pursuant to the Security Documents.

                  6.04. Enforceability of Loan Documents. This Agreement is, and each other Loan Document to the which the Borrower is or will be a party, when delivered hereunder, will be, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms. Each Loan Document to which a Subsidiary of the Borrower is or will be a party, when delivered hereunder, will be a legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms.

                  6.05. Subsidiaries. Schedule 6.05 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of the Borrower in existence on the Closing Date. All shares of such stock owned by the Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens, except for the Liens in favor of the Agent that secure payment of the Obligations. There are no options, warrants or other rights to acquire shares of capital stock of any Subsidiary of the Borrower. The aggregate fair market value of all assets owned by all Subsidiaries of the Borrower existing on the Closing Date is not in excess of $500,000.

                                     Exhibit 10.14 - Page 38

                  6.06. Litigation. Except as set forth on Schedule 6.06 hereto, there is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding affecting the Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator in existence on the Closing Date. There is no pending or threatened action, suit or proceeding affecting the Borrower or any of its Subsidiaries before any court or other Governmental Authority or any arbitrator which may have a Material Adverse Effect.

                  6.07. Financial Condition. (a) Historical Statements. The Borrower has heretofore furnished to the Lenders a balance sheet of the Borrower for the six months ended July 26, 1997 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by Deloitte & Touche, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Borrower and it Consolidated Subsidiaries for and as of the end of the five-month period ending June 21, 1997, as certified by a Designated Financial Officer. Such financial statements (in the case of the statements as of January 25, 1997, including the notes thereto) present fairly, in all material respects, the financial condition of the Borrower as of the end of such fiscal year and as of the end of such period and the results of its operations and the cash flows for the fiscal year then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of interim financial statements) to year-end adjustments. Except as disclosed therein, the Borrower and its Subsidiaries do not have any material contingent liabilities (including liabilities for taxes), unusual forward or long term commitments or unrealized or anticipate losses from unfavorable commitments.

                           (b)      The Borrower has heretofore furnished to the
Lenders pro forma consolidated statements of financial condition and pro forma consolidated statements of operations of the Borrower and its Consolidated Subsidiaries as of the dates and for the periods specified therein and such statements have been prepared in accordance with the standard set forth in
Section 6.16(c) hereof.

                           (c)      The Borrower has heretofore furnished to the
Lenders projections for the period from January 26, 1997, through February 3, 2003 and such projections have been prepared in accordance with the standard set forth in the second sentence of Section 6.16(a) hereof.

                  6.08. Compliance with Law, Etc. Each of the Borrower and its Subsidiaries is not in violation of its charter or by-laws, any law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except for the noncompliance with any law which could not, in the aggregate for all such noncompliance, have a Material Adverse Effect.

                  6.09. ERISA. (i) Each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Benefit Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Benefit Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service and delivered to the Agent, is complete and correct and fairly presents the funding status of such Benefit Plan, and since the date of such report there has been no material adverse change in such funding status,
(iv) no Benefit Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, and (v) no Lien, security interest or other charge or encumbrance imposed under the Code or ERISA exists or is likely to arise on account of any Benefit Plan within the meaning of Section 412 of the Code. Neither the Borrower nor any of its ERISA Affiliates has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, and the Borrower is not aware of any facts indicating that the Borrower or any of its ERISA Affiliates may in the future incur any such withdrawal liability. Except as required by Section 4980B of the Code, neither the Borrower nor any of its ERISA Affiliates maintains a welfare
                                     Exhibit 10.14 - Page 39
plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. All Plans in existence on the Closing Date are set forth on Schedule 6.09.

                  6.10. Taxes, Etc. All tax returns required to be filed by the Borrower and any of its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid, except as otherwise permitted by the Plan of Reorganization and the Confirmation Order. The reserves and provisions for taxes, if any, on the books of the Borrower are adequate for all open years and for its current fiscal period. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ending on or prior to January 28, 1995 all such liabilities (including all deficiencies assessed following audit) have been satisfied, except as otherwise permitted by the Plan of Reorganization and the Confirmation Order.

                  6.11. Regulation U. The Borrower is not and will not be engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), and no proceeds of any Loan will be used to purchase or carry any margin stock or to extend credit to others for the purposes of purchasing or carrying any margin stock.

                  6.12. Adverse Agreements, Etc. Neither the Borrower nor any of its Subsidiaries is a party to any agreement or instrument, or subject to any charter or other corporate restriction or any judgment, order, regulation, ruling or other requirement of a court or other Governmental Authority or regulatory body, which has a Material Adverse Effect, or to the best knowledge of the Borrower, is reasonably likely to have a Material Adverse Effect.

                  6.13. Holding Company and Investment Company Acts. Neither the Borrower nor any of its Subsidiaries is (i) a "holding company" or a "subsidiary company" of a "holding company" or any "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (ii) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

                  6.14. Permits, Etc. The Borrower and its Subsidiaries have all material permits, licenses, authorizations and approvals required for them lawfully to own and operate their business.

                  6.15. Priority Title. Except for (a) Permitted Liens and (b) any failure arising from any act or omission of the Agent after the Closing Date with respect to the perfection of the Liens granted under the Security Documents, the Liens granted under the Security Documents constitute and shall at all times constitute perfected, first priority Liens on the Collateral and the Borrower is the sole and absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or Liens in favor of others and no Person has any right of first refusal, option or other preferential right to purchase any Collateral and the Borrower will at its expense forever warrant and, at the Agent's request, defend the same from any and all claims and demands of any other Person other than the Permitted Liens; and the Borrower will not grant, create or permit to exist, any Lien upon the Collateral, or any proceeds thereof, in favor or any other Person other than Permitted Liens. The Borrower and its Subsidiaries have good and marketable title to all of their owned properties and assets, free and clear of all Liens except Permitted Liens, the Liens arising under the Related Documents and Liens with respect to Capitalized Leases.

                  6.16. Full Disclosure. (a) No representation or warranty made by the Borrower or its Subsidiaries under this Agreement or any other Loan Document is false or misleading in any

                                     Exhibit 10.14 - Page 40
material respect and no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Agent or the Lenders in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrower furnishes any projections of the financial position and results of operations of the Borrower and its Subsidiaries for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrower, and have been or will be based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower. There is no fact materially adversely affecting the condition or operations, financial or otherwise, or the business or prospects of the Borrower or any of its Subsidiaries which has not been set forth in a footnote included in the financial statements referred to in Section 6.07(a) hereof or a Schedule hereto.

                           (b)      The Borrower has delivered to each Lender a
true, complete and correct copy of the Disclosure Statement. The Disclosure Statement, as of the date it was distributed to the creditors, and at the time of the creditor vote pursuant thereto and at the Effective Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                           (c)      The pro forma consolidated statements of
financial condition and pro forma consolidated statements of operations of the Borrower and its Consolidated Subsidiaries delivered to the Lenders are the unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries, as of the dates and for the periods specified therein, adjusted to give effect to the Reorganization, any financing thereof and certain other events and assumptions as set forth therein. Such pro forma financial statements (including any related schedules and notes) have been prepared on the basis of the statements and assumptions set forth in the respective notes thereto contained in the Disclosure Statement and the projections and assumptions expressed therein were reasonably based on the information available to the Borrower at the time so furnished.

                           (d)      The Disclosure Statement complies in all
material respects with all applicable requirements of the Bankruptcy Code and related rules.

                  6.17. Operating Lease Obligations. On the Closing Date, the Borrower and its Subsidiaries do not have any obligations as lessee for the payment of rent for any real or personal property other than the Operating Lease Obligations set forth in Schedule 6.17 hereto.

                  6.18. Environmental Matters.  (A)  Except as disclosed on
Schedule 6.18:

                           (i)      The Borrower and its Subsidiaries at all
times have been operated, and are, in full compliance with all applicable Environmental Laws, including all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws, except to the extent such failure to comply would not result in a Material Adverse Effect.

                           (ii)     The Borrower and its Subsidiaries have
obtained, and are in compliance with, all permits, licenses, authorizations, registrations and other governmental consents required by applicable Environmental Laws ("Environmental Permits"), except to the extent the failure to so obtain or comply with any such Environmental Permits would not result in a Material Adverse Effect. All Environmental Permits are in full force and effect, and the Borrower and its Subsidiaries have made all appropriate filings for issuance or renewal of such Environmental Permits, except such as would not result in a Material Adverse Effect.

                                     Exhibit 10.14 - Page 41

                           (iii)    All of the property owned, leased, operated
or controlled by the Borrower or its Subsidiaries are free of any Hazardous Materials (except those authorized pursuant to and in accordance with Environmental Permits held by the Borrower or its Subsidiaries) and free of all contamination arising from, relating to, or resulting from any such Hazardous Materials, except such as would not result in a Material Adverse Effect.

                           (iv)     There are no pending or, to the knowledge of
the Borrower, threatened Environmental Actions.

                           (v)      There are no past or present conditions,
events, circumstances, facts, activities, practices, incidents, actions, omissions or plans: (1) that may interfere with or prevent continued compliance by the Borrower or its Subsidiaries with Environmental Laws and the requirements of material Environmental Permits, or (2) that may require the Borrower or any Subsidiary to incur any Environmental Liabilities and Costs, or (3) that may form the basis of any Environmental Action against or involving the Borrower or its Subsidiaries, except such as would not result in a Material Adverse Effect.

                           (vi)     There are no underground or aboveground
storage tanks, or related piping, incinerators or surface impoundments at, on, or about, under or within any property owned, operated, leased or controlled by Borrower or its Subsidiaries, and any former underground or aboveground storage tanks, or related piping, incinerators or surface impoundments at, on, or about, under or within any such property have been removed or closed in accordance with applicable Environmental Law.

                           (vii)    The Borrower and its Subsidiaries have not
received any notice or other communication that any of them is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Materials, or other location used for the disposal of any Hazardous Materials, or notice of any failure of the Borrower or its Subsidiaries to comply with any Environmental Law or the requirements of any Environmental Permit.

                           (viii)   The Borrower and its Subsidiaries have not
used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, or in violation of any Environmental Laws, except such as would not result in a Material Adverse Effect.

                           (ix)     No Environmental Lien exists, and no
condition exists which could result in the filing of a Environmental Lien, against any assets, facility, inventory or property owned, leased, operated or controlled by the Borrower or its Subsidiaries.

                           (x)      There has been no Release or threatened
material Release at any time of any Hazardous Materials at, on, or about, under or within any real property currently or formerly owned, leased, operated or controlled by the Borrower or its Subsidiaries or any predecessor of the Borrower or its Subsidiaries (other than pursuant to and in accordance with permits held by the Borrower or its Subsidiaries or any such predecessor), except such as shall not result in a Material Adverse Effect. To the knowledge of the Borrower and its Subsidiaries, there have been no such Releases of Hazardous Materials at, on, or about, under, within, or from any property adjacent to any Mortgaged Property that, through soil, air, surface water or groundwater migration or contamination, may reasonably have been expected to have migrated to or under any Mortgaged Property.

                           (xi)     Neither the Borrower nor any Subsidiary has
entered into or agreed to any currently pending or effective judgment, decree or order by any judicial or administrative tribunal relating to compliance with any Environmental Law or to Remedial Action, nor has Borrower

                                     Exhibit 10.14 - Page 42
or any Subsidiary been requested or required by any Governmental Authority to perform any Remedial Action.

                  (B) To the knowledge of the Borrower and its Subsidiaries, all environmental investigations, studies, audits or assessments in the possession or control of the Borrower or any Subsidiary concerning any violation or potential violation of, or liability or potential liability under, any Environmental Law relating to any current or prior business, facilities or properties owned, operated, leased or controlled by the Borrower or any Subsidiary (or any of their respective predecessors in interest) have been made available to the Lenders and the Agent.

                  6.19. Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                  6.20. Insurance. The Borrower and its Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(iv) such other insurance as may be required by law or by the Loan Documents.
Schedule 6.20 hereto sets forth a list of all insurance maintained by the Borrower and its Subsidiaries on the Closing Date. All such insurance complies with the requirements of the Mortgages in respect of the Mortgaged Properties.

                  6.21. Use Proceeds. The proceeds of the Loans shall be used for general working capital purposes and for other general corporate purposes. The Letters of Credit will be used to support insurance policies and customs bonds, to purchase Inventory in the ordinary course of the Borrower's business and to secure Herbert R. Douglas's employment agreement.

                  6.22. Security Document. Except for failure arising from any act or omission by the Agent after the Closing Date with respect to the perfection of the Liens created under the Security Documents, the Security Documents create and grant to the Agent, for the benefit of the Lenders, a legal, valid and perfected first priority Lien on the Collateral purported to be covered thereby.

                  6.23. Financial Accounting Practices, Etc.. (a) The Borrower and its Subsidiaries make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b)      The Borrower and its Subsidiaries maintain
a system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and the valuation thereof) is accurate.

                  6.24. No Material Adverse Effect. Since July 26, 1997 there has not occurred any Material Adverse Effect or any event which could have a Material Adverse Effect.

                                     Exhibit 10.14 - Page 43

                  6.25. Real Property; Leases. (a) Schedule 6.25 hereto sets forth a complete and accurate description and list as of the Closing Date of the location, by state and street address, of all real property owned and leased by the Borrower and its Subsidiaries.

                           (b)      As of the Closing Date, the Borrower and its
Subsidiaries have valid leasehold interests in the Leases described in Schedule
6.25 hereto. None of the Leases is subject to any Lien except Liens granted to the Agent pursuant to the Security Documents and Permitted Liens. Each of the Borrower and its Subsidiaries have duly effected all recordings, filings and other actions necessary to perfect the Borrower's and its Subsidiaries' right, title and interest in and to all Mortgaged Property. Schedule 6.25 sets forth with respect to each Lease, the commencement date, termination date, renewal options (if any) and annual base rents. To the best of the Borrower's knowledge each such Lease is valid and enforceable in accordance with its terms in all material respects and is in full force and effect. No consent or approval of any landlord or other third party in connection with the Leases is necessary for the Borrower or any of its Subsidiaries to enter into and execute the Loan Documents, except as set forth on Schedule 6.25. Neither the Borrower nor any of its Subsidiaries or, to the knowledge of the Borrower or any of its Subsidiaries, any other party to any Lease is in default of its obligations thereunder and neither the Borrower nor any of its Subsidiaries nor any other party to any such Lease has at any time delivered or received any notice of default which remains uncured under any such Lease and, as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time, or both, would constitute a default under any such Lease, except for defaults the consequence of which in the aggregate would have no Material Adverse Effect.

                           (c)      All permits required to have been issued to
the Borrower with respect to the real property owned or leased by the Borrower or any of its Subsidiaries to enable such property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used (separate and apart from any other properties), have been lawfully issued and are in full force and effect, other than such permits which, if not obtained, would not have a Material Adverse Effect, and all such real property complies with all applicable legal and insurance requirements.

                           (d)      Neither the Borrower nor any of its
Subsidiaries has received any notice, nor has any knowledge, of any pending, threatened or contemplated condemnation proceeding affecting any real property owned or leased by the Borrower or any Subsidiary.

                           (e)      No portion of any real property owned or
leased by the Borrower or any of its Subsidiaries has suffered any damage by fire or other casualty loss which has not heretofore been completely repaired and restored to its condition existing prior to such casualty or which if not repaired or restored is not reasonably likely to result in a Material Adverse Effect. Except as disclosed to the Agent in writing, no portion of any of the real property owned or leased by the Borrower or any its Subsidiaries is located in a special flood hazard area as designated by any Governmental Authority.

                  6.26. Location Bank Accounts. Schedule 6.26 hereto sets forth a complete and accurate list as of the Closing Date of all deposits and other accounts, including all Depository Accounts, maintained by the Borrower and its Subsidiaries together with a description thereof (i.e. the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                  6.27. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. The Borrower is not in violation of any term of its charter or by-laws.

                  6.28. Capitalized Leases. As of the Closing Date, Capitalized Lease Obligations of the Borrower and its Subsidiaries do not exceed $100,000 in the aggregate.

                                    Exhibit 10.14 - Page 44

                  6.29. Tradenames. Schedule 6.29 hereto sets forth a complete and accurate list as of the Closing Date of all tradenames used by the Borrower and its Subsidiaries.

                  6.30. Compliance with Bankruptcy Code. The Debtor has complied in all material respects with the Bankruptcy Code, and all other laws, rules, regulations, decrees and orders applicable to or arising out of the Reorganization. All lists of creditors and shareholders, schedules, statements of affairs and financial reports filed by the Debtor with the Bankruptcy Court and all representations, warranties or disclosures of the Debtor made in connection with the Reorganization are complete and accurate in all material respects. Notice has been given to all holders of Claims and Equity Interests (as such terms are defined respectively in Sections 1.17 and 1.37 of the Plan of Reorganization) as required by the Bankruptcy Code and as was directed by the Bankruptcy Court pursuant to the Order of the Bankruptcy Court, dated June 30, 1997, approving the Disclosure Statement.

                  6.31. Solvency. After giving effect to the agreements and transactions that the Plan of Reorganization provides for on the Effective Date:
(i) the fair value of the Borrower's assets exceeds the book value of the Borrower's liabilities; (ii) the Borrower is generally able to pay its debts as they become due and payable; and (iii) the Borrower does not have unreasonably small capital to carry on its business as it is currently conducted.

                  6.32. Inventory. There is no location at which the Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 1.01A hereto and (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory".
Schedule 1.01A hereto contains a true, correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of the Borrower is stored. None of the receipts received by the Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                  6.33. Intellectual Property. Each of the Borrower and its Subsidiaries owns or licenses or otherwise has the right to use all material licenses, permits, patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, copyright applications, franchises, authorizations and other intellectual property rights that are necessary for the operations of their businesses and, to the knowledge of the Borrower or such Subsidiary, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not have a Material Adverse Effect. To the best knowledge of the Borrower and its Subsidiaries, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, and no claim or litigation regarding any of the foregoing is pending or threatened, except for such infringements and conflicts which could not have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Borrower and its Subsidiaries, no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed, which, individually or in the aggregate, could have a Material Adverse Effect.

                  6.34. Confirmation Order. The Confirmation Order has not been reversed, stayed, modified or amended absent the joinder and consent of the Agent and the Borrower. The Confirmation Order has been entered by the Bankruptcy Court and is binding and effective on all creditors of the Borrower existing as of the Effective Date. The Plan of Reorganization has been confirmed pursuant to the Confirmation Order.

                  6.35. Nature Business. Neither the Borrower nor any of its Subsidiaries is engaged in any business other than the operation of stores selling family apparel, shoes, related accessories and

                                     Exhibit 10.14 - Page 45
other retail items and the support of the Borrower's and such Subsidiaries' business and operations as presently conducted.


                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS
                              ---------------------

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                  7.01. Reporting Requirements. Furnish to the Lenders:

                           (a) Annual Reports. As soon as practicable and in any event within 90 days after the close of each fiscal year of the Borrower, a consolidated statement of operations and cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements and balance sheet shall be certified by Deloitte and Touche or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent. The certificate or report of such accountants shall be without a "going concern" qualification or like qualification or exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year (except for changes in application in which such accountants concur). A copy of such certificate or report shall be delivered to the Agent and each Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 7.01(a) shall be accompanied by a certificate dated the date of such statements and balance sheet by the Designated Financial Officer stating in substance that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof if determinable and (B) a certificate certified by the Designated Financial Officer of the Borrower stating that the Borrower has complied with the Cumulative FIFO EBITDA, Capital Expenditures and Minimum/Maximum Inventory covenants set forth in Sections 8.12, 8.08 and 8.16, respectively, and a reconciliation between EBITDA calculated using the last in first out method of inventory valuation and FIFO EBITDA, in form and substance satisfactory to the Agent.

                           (b) Quarterly Reports. As soon as practicable and in any event within 45 days after the close of each of the first three fiscal quarters of each of the Borrower's fiscal years, unaudited consolidated statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries and a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting

                                     Exhibit 10.14 - Page 46
         forth in comparative form for the corresponding fiscal quarter for the preceding fiscal year, and certified by a Designated Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position of the Borrower and the Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to Section 7.01(b) shall be accompanied by a certificate of a Designated Financial Officer dated the date of such statements and balance sheet stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable and that the Borrower has complied with the Cumulative FIFO EBITDA, Capital Expenditures and Minimum/Maximum Inventory covenants set forth in Sections 8.12, 8.08 and 8.16, respectively, and a reconciliation between EBITDA calculated using the last in first out method of inventory valuation and FIFO EBITDA, in form and substance satisfactory to the Agent.

                           (c) Monthly Reports. As soon as practicable and in any event within twenty-five days after the end of each month (including the fiscal month in which this Agreement is executed), unaudited consolidated statements of operations and cash flows for the Borrower and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the same periods during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by a certificate of a Designated Financial Officer of the Borrower stating that (1) such statements present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Lenders, subject to year-end adjustments, (2) he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable and
         (3) the Borrower has complied with the Cumulative FIFO EBITDA, Capital Expenditures, and Minimum/Maximum Inventory covenants set forth in Sections 8.12, 8.08 and 8.16, respectively.

                           (d) Other Monthly Reports. As soon as practicable and in any event within twenty-five days after the end of each fiscal month (including the fiscal month in which this Agreement is executed), the Borrower shall furnish to the Lenders a monthly inventory report and a Borrowing Base Certificate in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower, which shall be accompanied by a reconciliation from the Borrowing Base Certificate delivered by the Borrower to the Lenders pursuant to paragraph (e) of this Section 7.01.

                           (e) Weekly Reports. As soon as practicable and in any event within seven Business Days after the end of each week (including the week in which this Agreement is executed), weekly sales reports, weekly inventory report and a Borrowing Base Certificate, each in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower.

                                     Exhibit 10.14 - Page 47

                           (f) Notice of Event of Default or Material Adverse Change. As soon as possible, and in any event within five Business Days after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect, the written statement of the Designated Financial Officer of the Borrower, setting forth the details of such Potential Default or Event of Default, Material Adverse Effect and the action which the Borrower proposes to take with respect thereto.

                           (g) Certain Reports. Upon the request of the Agent, copies of all consultants' reports, investment bankers' reports, accountants' management letters, business plans and similar documents.

                           (h) Other Reports and Information. Promptly upon their becoming available, a copy of (1) all reports, financial statements or other information delivered by the Borrower to its shareholders, (2) all reports, proxy statements, financial statements and other information generally distributed by the Borrower to its creditors or the financial community in general, and (3) any audit or other reports submitted to the Borrower any independent accountants in connection with any annual, interim or special audit of the Borrower.

                           (i) ERISA Statements. (1) As soon as possible and in any event (A) no later than the latest date specified in Section 4043 of ERISA and the regulations thereunder for the Borrower or any of its ERISA Affiliates to notify the PBGC that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Benefit Plan has occurred or is about to occur, and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any Benefit Plan has occurred, or that the Borrower or any of its ERISA Affiliates has failed to make a required installment to a Benefit Plan within the meaning of Section 412(m) of the Code, a statement of the Designated Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto, (2) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by the Borrower or any of its ERISA Affiliates of the PBGC's intention to terminate any Benefit Plan or to have a trustee appointed to administer any Benefit Plan, (3) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Benefit Plan and Multiemployer Plan, (4) promptly and in any event within five Business Days after receipt thereof by the Borrower or any of its ERISA Affiliates from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, and (5) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate takes action to establish a Plan, a statement of the Designated Financial Officer of the Borrower describing such employee benefit plan and a copy of such employee benefit plan.

                           (j) Within 90 days after the Effective Date, an "opening" balance sheet of the Borrower and its Consolidated Subsidiaries certified by the Borrower's Designated Financial Officer.

                           (k) As soon as possible and in any event no later than January 15, 1998, a financial plan of the Borrower containing financial projections for the fiscal year of the Borrower ending January 30, 1999 prepared by management of the Borrower, in form and substance satisfactory to the Agent.

                                     Exhibit 10.14 - Page 48

                           (l) As soon as possible and in any event no later than January 15, 1999, a financial plan of the Borrower containing financial projections for the fiscal year of the Borrower ending January 29, 2000 prepared by management of the Borrower, in form and substance satisfactory to the Agent.

                           (m) Promptly after, and in any event within 10 days after, an officer of the Borrower learns of any of the following, notice thereof:

                                    (i)     the receipt by the Borrower or any
         of its Subsidiaries of notification that any real or personal property of the Borrower or such Subsidiary is subject to any Environmental Lien;
                                    (ii)    notice of violation of any
         Environmental Law and notice of the commencement of any judicial or administrative proceeding or investigation alleging a violation by the Borrower or any of its Subsidiaries of any Environmental Law;

                                    (iii)   notice that Borrower or any
         Subsidiary is or may be a potentially responsible person or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Materials, or other location used for the disposal of any Hazardous Materials; or

                                    (iv)    notice from any Governmental
         Authority or any third party that the Borrower or any Subsidiary may be required to undertake Remedial Action.

                           (n) Promptly after the commencement thereof but in any event not later than five Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Borrower or any of its Subsidiaries, notice of each action, suit or proceeding involving the Borrower or any of its Subsidiaries before any court or other Governmental Authority or other regulatory body or any arbitrator which could have a Material Adverse Effect.

                           (o) Promptly after submission to any Governmental Authority all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or any of its Subsidiaries other than routine inquiries by such Governmental Authority.

                           (p) Promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender from time to time may reasonably request.

                  7.02. Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders (including, without limitation, compliance in respect of their businesses, or use, maintenance or operation of real and personal properties owned or leased by them), such compliance to include, without limitation, (i) paying before the same become delinquent all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its properties, and (ii) paying all lawful claims which if unpaid might become a Lien or charge upon any of its properties, except to the extent contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves in accordance with GAAP have been set aside for the payment thereof. The provisions of this Section 7.02 are subject to any provisions in the Mortgages which may impose additional or greater obligations on the Borrower and its Subsidiaries.

                                    Exhibit 10.14 - Page 49

                  7.03. Preservation Existence, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary, provided that the Borrower may dissolve certain of its Subsidiaries as contemplated by, and in accordance with, the Plan of Reorganization.

                  7.04. Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with generally accepted accounting principles consistently applied.

                  7.05. Inspection Rights. Permit, and cause each of its Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of the Borrower and its Subsidiaries and take copies and extracts therefrom at reasonable times and during normal business hours upon the reasonable request of the Agent or any Lender, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets of the Borrower and its Subsidiaries from time to time, and
(iii) to conduct physical Inventory counts and/or valuations at the distribution center and retail stores of the Borrower.

                  7.06. Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder. The provisions of this Section 7.06 are subject to any provisions in the Mortgages which may impose additional or greater obligations on the Borrower.

                  7.07. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent. All policies covering the Collateral not subject to any Mortgage are to be made payable to the Agent, in case of loss, under a standard non-contributory "lender" or "secured party" clause and are to contain such other provisions as the Agent may require to fully protect the Agent's interest in the Collateral and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the loss payable and additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Borrower's request, or if the Borrower fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default, the Agent shall have the sole right, in the name of the Agent and the Borrower, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies. The provisions of this Section 7.07 are subject to any provisions in the Mortgages which may impose additional or greater obligations on the Borrower.

                                     Exhibit 10.14 - Page 50

                  7.08. Environmental Indemnity. (a) Comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; and not cause or permit the Collateral or any property or facility owned, leased, operated or controlled by the Borrower or any of its Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials in violation of Environmental Law or in a manner that could result in Environmental Liabilities and Costs; and take all necessary steps to initiate and expeditiously complete all Remedial Action to eliminate any such Environmental Liabilities and Costs. In the event the Borrower fails to comply with the covenants in the preceding sentence, the Agent may, in addition to any other applicable remedies set forth herein, at Borrower's sole cost and expense, cause any Remedial Action to be taken, and the Borrower shall provide to the Agent access to the Mortgaged Property for such purpose. Any costs or expenses incurred by the Agent for such purpose shall be immediately due and payable by the Borrower and shall bear interest at the rate determined pursuant to Section 2.08(d) herein.

                           (b)      The Agent shall have the right at any time
that any Obligations are outstanding, at the sole cost and expense of the Borrower, to conduct an environmental audit of the Mortgaged Property by such persons or firms appointed by the Agent, and the Borrower shall cooperate in all respects in the conduct of such environmental audit, including, without limitation, by providing access to the Mortgaged Property and to all records relating thereto. To the extent that any such environmental audit identifies conditions which violate, or could be expected to give rise to liabilities or obligations under, Environmental Laws, the Borrower agrees to expeditiously conduct all Remedial Action necessary to eliminate such conditions.


                           (c)      On behalf of the Borrower and its
Subsidiaries, the Borrower hereby agrees to defend, indemnify, and hold harmless the Agent, the Lenders and the Letter of Credit Issuer, their employees, agents, officers, and directors, from and against any Environmental Liabilities and Costs, including, without limitation, those arising out of (i) any Release or threatened Release on any property presently or formerly owned, leased, operated or controlled by the Borrower or any of its Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by Borrower or any of its Subsidiaries (or their predecessors in interest or title); (ii) any violation of Environmental Laws;
(iii) any Environmental Actions; (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or disposed of by the Borrower or any of its Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrower in Section 6.18 hereof or the breach of any covenant made by the Borrower in this Section 7.08, provided that the Borrower shall not have any liability under this Section 7.08 with respect to any Environmental Liabilities and Costs finally determined by a court of competent jurisdiction to have been directly caused by the gross negligence or willful misconduct of the Agent, the Lenders, the Letter of Credit Issuer or their employees, agents, officers or directors. This Environmental Indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                  7.09. Further Assurances. Do, execute, acknowledge and deliver, and cause each of its Subsidiaries to do, execute, acknowledge and deliver, at the sole cost and expense of the Borrower all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Related Document, (b) to subject to valid and perfected first priority Liens all the Collateral, (c) to perfect and maintain the validity, effectiveness and priority of any of the Related Documents and the Lien intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter

                                    Exhibit 10.14 - Page 51
intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which the Borrower or any Subsidiary may be or may hereafter become bound to convey, mortgage or assign to the Agent, the Lenders and the Letter of Credit Issuer.

                  7.10. Borrowing Base. Maintain all Loans and Letters of Credit in compliance with the then-current Borrowing Base.

                  7.11. Change in Collateral; Collateral Records. Give the Agent not less than thirty days' prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to the Agent and at which the Agent has filed financing statements and otherwise fully perfected its Liens thereon. The Borrower shall also advise the Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the security interests granted therein. The Borrower agrees to executes and deliver to the Agent for the benefit of the Agent from time to time, solely for the Agent's convenience in maintaining a record of the Collateral, such written statements and schedules as the Agent may reasonably require, designating, identifying or describing the Collateral. The Borrower's failure, however, to promptly give the Agent such statements or schedules shall not affect, diminish, modify or otherwise limit the Agent's security interest in the Collateral.

                  7.12. Financial Accounting Practices, Etc. (a) Make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Borrower and its Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP and (B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b)      Maintain a system of internal procedures
and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.

                  7.13. Cash Management System. (a) The Borrower agrees and covenants to (i) cause all cash and all proceeds from accounts receivable and the sale of Inventory to be deposited into the Depository Accounts in the ordinary course of business of the Borrower consistent with past practice, (ii) cause all remittances on credit card sales to be transferred into the Cash Concentration Account or a Depository Account on a daily basis, (iii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account at least three (3) times per week, (iv) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all remittances or other proceeds of Collateral to the Cash Concentration Account, (v) as soon as possible and in no event later than thirty
(30) days following the Closing Date, the Borrower shall enter into a Depository Account Agreement substantially in the form of Exhibit G hereto with respect to each Depository Bank listed on Schedule 6.26, and (vi) take such actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Cash Concentration Account. With respect to the Cash Concentration Account, as soon a possible and in no event later than thirty (30) days following the Closing Date, the Borrower shall deliver to the Agent an agreement, duly executed by the Borrower and the Cash Concentration Account Bank substantially in the form of Exhibit H hereto (the "Restricted Account Agreement"), authorizing and directing the Cash Concentration Account Bank to remit all amounts deposited in the Cash Concentration Account to the Agent or as the Agent may direct, subject to this Section 7.13. After the occurrence and during the continuance of an Event of Default, the Agent may instruct the Cash Concentration Account Bank to

                                     Exhibit 10.14 - Page 52
send by wire transfer all amounts deposited in the Cash Concentration Account to the Agent Account or as the Agent shall direct. In the absence of an Event of Default, the Agent shall direct the Cash Concentration Account Bank to make all cash in the Cash Concentration Account available to the Borrower for general corporate purposes in accordance with Section 2.09. The Borrower shall promptly, and in any event not later than five (5) days after the opening of any such new account, notify the Agent in writing of the creation of any new Depository Account and shall at the time of such notice cause each Depository Bank maintaining a Depository Account to promptly, and in any event within thirty
(30) days after the date of such notice, enter into a Depository Account Agreement. If the Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such thirty (30) day period, the Borrower shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

                           (b)      As soon as practicable and in any event
within thirty (30) days of the Closing Date, the Borrower shall use its best efforts (but not requiring any payment to be made by the Borrower) to deliver to the Agent a credit card bank depository account agreement, substantially in the form of Exhibit F hereto, duly executed by the Borrower and each of Discover Card Services Inc. and National Bancard Corporation. The Borrower shall promptly, and in any event not later than five (5) days after the establishment of any new credit card relationship, notify the Agent in writing of the creation of such new relationship and shall use its best efforts (but not requiring any payment to be made by the Borrower) to deliver to the Agent a credit card bank depository account agreement, substantially in the form of Exhibit F hereto, duly executed by the Borrower and such new credit card servicer.

                           (c)      Upon receipt by the Borrower of collections
of cash and any proceeds of the sale of the sale of Inventory, the Borrower shall immediately deposit all such payments into the Cash Concentration Account or any Depository Account. The Borrower shall cause all funds in the Depository Accounts and all remittances or other proceeds of credit card sales to be promptly transferred from the financial institution that receives such remittances or other proceeds or from the Depository Accounts to the Cash Concentration Account.

                  7.14. Compliance with Bankruptcy Documents. Comply, and will cause each of its Subsidiaries to comply, at all times with the Plan of Reorganization, the Confirmation Order and each Related Document.

                  7.15. Leases. Upon the request of the Agent, provide the Agent with a copy of each Lease to which the Borrower or any of its Subsidiaries is a party, whether as lessor or lessee. The Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material aspects with all of their respective obligations under Leases; (ii) not modify, amend, extend or otherwise change any of the terms, covenants or conditions of any such Leases if such modification, amendment, extension or other change could have a Material Adverse Effect; (iii) upon the request of the Agent, provide the Agent with a copy of each notice of default under any Lease received by the Borrower or such Subsidiary immediately upon receipt thereof and deliver to the Agent a copy of each notice of default sent by the Borrower or such Subsidiary under any Lease simultaneously with its delivery of such notice under such Lease; (iv) notify the Agent, not later than 60 days prior to the last date on which the Borrower or any of its Subsidiaries may exercise any renewal or extension option granted to the Borrower or such Subsidiary under any Lease, that the Borrower or such Subsidiary has exercised its right to renew or extend such Lease or not to renew or extend any such Lease, and, if the Borrower or such Subsidiary intends to renew such Lease, the terms and conditions of such renewal; and (v) notify the Agent at least 14 days prior to the date the Borrower or such Subsidiary becomes liable under any new Lease.

                                    Exhibit 10.14 - Page 53

                  7.16. New Real Estate. If at any time the Borrower or any of its Subsidiaries acquires any fee interest in real property not covered by a Mortgage, the Borrower or such Subsidiary shall promptly execute, deliver and record or cause such Subsidiary to execute, deliver and record, a first priority mortgage (subject only to such Liens as may already constitute a Lien against such real estate prior to the time the Borrower or such Subsidiary acquires such real estate and not in contemplation of such acquisition) in favor of the Agent covering such real property interest, in form and substance satisfactory to the Agent, and provide the Agent with a title insurance policy covering such real property interest in an amount equal to the purchase price thereof, a current ALTA survey thereof, a surveyor's certificate and the documents referred to in clauses (iii), (vi), (xii) and (xxi) of Section 5.01(d) hereof with respect to such real property interest, each in form and substance satisfactory to the Agent.

                  7.17. Landlord Waivers. As soon as practicable and in any event within sixty (60) days of the Closing Date, the Borrower shall use reasonable efforts (but not requiring any payment to be made by the Borrower) to deliver to the Agent a landlord waiver, in form and substance satisfactory to the Agent, executed by each of the Borrower's landlords.

                  7.18. Subsidiaries. If a Person shall become a Subsidiary of the Borrower, the Borrower shall (i) notify the Agent promptly after such Person becomes a Subsidiary of the Borrower, (ii) promptly, and in any event within ten
(10) Business Days of such Person becoming a Subsidiary, execute and deliver to the Agent Annex I to the Pledge Agreement, appropriately completed, providing that all of the outstanding shares of capital stock of such Subsidiary shall be pledged to the Agent as collateral security for the Obligations, and deliver to the Agent the certificate(s) representing such capital stock, together with instruments of assignment and transfer in such form as the Agent may request; provided, that if such Person is the first Subsidiary of the Borrower, the Borrower shall also execute and deliver to the Agent a Pledge Agreement in form and substance satisfactory to the Agent, (iii) promptly, and in any event within ten (10) Business Days of such Person becoming a Subsidiary, cause such Subsidiary to execute and deliver a Subsidiary Guaranty in respect of the Obligations and to deliver proof of corporate action, incumbency of officers, opinions of counsel and other documents as the Agent may reasonably request, and
(iv) promptly, and in any event within ten (10) Business Days of such Person becoming a Subsidiary, cause such Subsidiary to make such representations and warranties to the Lenders and undertake such obligations as the Agent may reasonably request. Except as permitted by the Related Documents, the Borrower shall not sell, transfer or otherwise dispose of any shares of stock in any of its Subsidiaries, nor permit any of its Subsidiaries to issue any shares of stock of any class whatsoever to any Person (other than to the Borrower). In the event that any such additional shares of stock shall be issued by any Subsidiary, the Borrower agrees forthwith to deliver or cause to be delivered to the Agent pursuant to the Pledge Agreement the certificates evidencing such shares of stock, accompanied by instruments of assignment and transfer in such form as the Agent may request and shall take such other action as the Agent shall request to perfect the security interest created therein pursuant to the Pledge Agreement.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS
                               ------------------

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will not, without the prior written consent of the Majority Lenders:

                  8.01. Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its


                                     Exhibit 10.14 - Page 54

Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                           (a)      Liens created pursuant to the Loan
Documents:

                           (b)      Liens existing on the date hereof, as set
forth in Schedule 8.01 hereto, but not the extension of coverage thereof to the other property or the extension of maturity, refinancing or other modification of the terms thereof or of the Indebtedness secured thereby;

                           (c)      Liens for taxes, assessments or governmental
charges or levies to the extent that the payment thereof shall not be required by Section 7.02 hereof and/or any of the Mortgages;

                           (d)      Liens created by operation of law other than
Environmental Liens, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (e)       deposits, pledges or liens (other than
liens arising under ERISA) securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                           (f)      restrictions on the use of real property and
minor irregularities in the title thereto which do not (1) secure obligations for the payment of money or (2) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

                           (g)      Liens on property to be used by the Borrower
in the ordinary course of its business, securing payment of all or part of the purchase price thereof, and Liens with respect to equipment leases which equipment is used by the Borrower in the ordinary course of its business, provided that the aggregate amount of Indebtedness at any one time outstanding incurred after the Filing Date and secured by such Liens shall not exceed $3,000,000, and further provided that such Liens are confined solely to the property so purchased, leased, improvements thereto and proceeds thereof;

                           (h)      Liens securing Capitalized Leases permitted
by Sections 8.07 and 8.08; and

                           (i)      to the extent the same constitutes Liens,
the interest of the cosigner in Inventory held by the Borrower on consignment.

                  8.02. Indebtedness. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (a) Indebtedness created hereunder or under the Notes or any Letter of Credit;

                           (b) Indebtedness existing on the date hereof, as set forth in Schedule 8.02 hereto, but not the extension of maturity, refinancing or other modification of the terms thereof;

                                    Exhibit 10.14 - Page 55

                           (c) Indebtedness of the Borrower which is fully subordinated to the payment of the Obligations on terms fully approved in writing by the Majority Lenders in their sole and absolute discretion, provided that such Indebtedness is not secured;

                           (d) Indebtedness for Capitalized Leases permitted by Sections 8.07 and 8.08 of this Agreement;

                           (e) Indebtedness secured by Liens or security interests permitted by 8.01(g); and

                           (f) accounts payable and accrued expenses arising out of transactions (other than borrowings) in the ordinary course of business.

                  8.03. Guarantees, Etc. Become liable under any Guarantee in connection with any Indebtedness of any other Person, other than:

                           (a) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and

                           (b) guaranties existing on the date hereof, as set forth in Schedule 8.02 hereto, but not any renewal or other modification thereof.

                  8.04 Merger, Consolidation, Sale of Assets, Etc. (a) Merge or consolidate with any Person, or permit any of its Subsidiaries to merge or consolidate with any Person; provided, however, that any Subsidiary of the Borrower may be merged into the Borrower or another such Subsidiary, or may consolidate with another such Subsidiary, so long as (i) no other provision of this Agreement would be violated thereby, and (ii) the Borrower gives the Agent at least 30 days' prior written notice of such merger or consolidation.

                           (b)      Sell, assign, lease or otherwise transfer or
dispose of, or permit any of its Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that (i) the Borrower may sell Inventory in the ordinary course of business, (ii) the Borrower and its Subsidiaries may dispose of obsolete, worn-out property or excess inventory in the ordinary course of business, (iii) the Borrower may sell or discount without recourse its accounts receivable only in connection with the compromise thereof or the assignment of past due accounts receivable for collection, (iv) the Borrower may sell Inventory and other assets for fair market value, for cash, in connection with store closings, provided that the net decrease in retail stores of the Borrower after giving effect to all stores opened and all stores closed by the Borrower after the Effective Date shall not exceed ten retail stores, and
(v) the Borrower may sell or otherwise dispose of assets, other than Inventory, for fair market value, for cash, provided that the Net Proceeds of such dispositions do not exceed $250,000 in the aggregate.

                  8.05. Change in Nature of Business. Make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

                  8.06. Loans, Advances and Investments, Etc. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than advances to employees not exceeding $100,000 at any time outstanding. By way of illustration, and without limitation of the foregoing, it is understood that the Borrower will be deemed to have made an advance to a Person: (x) to the extent that the Borrower performs any service for such Person (including but not limited to management

                                    Exhibit 10.14 - Page 56
services), or transfers any property to such Person, and is not reimbursed for such service or property and (y) to the extent that the Borrower pays any obligation on behalf of such Person. The amount of such advance shall be deemed to be the fair value of the services so performed or property so transferred (in the case of clause (x)) or the amount so paid by the Borrower (in the case of clause (y)).

                  The following are excepted from the operation of this Section 8.06.

                           (a) Permitted Investments; and

                           (b) investments, loans or advances by the Borrower to its Subsidiaries, provided that (1) any such Subsidiary has executed and delivered to the Agent a Subsidiary Guaranty and all of the other conditions of Section 7.18 have otherwise been satisfied with respect to such Subsidiary, (2) the aggregate amount of such investments, loans, or advances to all Subsidiaries (other than Westview Advertising) shall not exceed $100,000 and (3) the aggregate amount of such investments, loans, or advances to Westview Advertising shall not exceed $4,000,000 during any 12-month period.

                  8.07 Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than aggregate obligations under Capitalized Leases and Operating Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases and Operating Lease Obligations entered into after the date hereof owing by the Borrower and its Subsidiaries in any 12-month period to exceed $4,000,000.

                  8.08. Capital Expenditures. Make or be committed to make, or permit any of its Subsidiaries to make or be committed to make, any expenditure (by purchase or capitalized lease) for fixed or capital assets other than expenditures (including obligations under Capitalized Leases) which would not cause the aggregate amount of all such expenditures to exceed (i) $7,000,000 for the fiscal year of the Borrower ending January 31, 1998, January 30, 1999, or January 29, 2000, respectively, or (ii) $5,000,000 for the period beginning on January 30, 2000 and ending on August 31, 2000.

                  8.09. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrower or make any payment or prepayment of principal of, premium, if any, or interest on, or redeem, defease or otherwise retire, any other Indebtedness of the Borrower before its scheduled due date.

                  8.10. Federal Reserve Regulations. Permit any Loan or the proceeds of any Loan under this Agreement to be used for any purpose which violates or is inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  8.11. Transactions with Affiliates. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrower except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrower or such Subsidiary as are available from unaffiliated third parties, provided that the amount of such normal and customary operating expenses shall not exceed $100,000.

                                     Exhibit 10.14 - Page 57

                  8.12. Cumulative FIFO EBITDA. Permit Cumulative FIFO EBITDA for any fiscal month of the Borrower set forth below to be less than the amount specified opposite each such fiscal month.

   Month                                  Amount

September, 1997                       ($10,235,000)
October, 1997                         ($10,115,000)
November, 1997                        ($10,729,000)
December, 1997                        ($6,935,000)
January, 1998                         ($8,651,000)
February, 1998                        ($8,676,000)
March, 1998                           ($8,235,000)
April, 1998                           ($7,483,000)
May, 1998                             ($7,383,000)
June, 1998                            ($6,900,000)
July, 1998                            ($4,100,000)
August, 1998                          ($500,000)
September, 1998                       ($500,000)
October, 1998                         ($500,000)
November, 1998                        ($500,000)
December, 1998                        ($500,000)
January, 1999                         ($500,000)
February, 1999                        ($500,000)
March, 1999                           ($250,000)
April, 1999                           ($250,000)
May, 1999                             ($250,000)
June, 1999                            ($250,000)
July, 1999                            ($250,000)
August, 1999                          $0
September, 1999                       $1,000,000
October, 1999                         $1,250,000
November, 1999                        $1,500,000
December, 1999                        $1,750,000
January, 2000                         $2,000,000
February, 2000                        $2,250,000
March, 2000                           $2,500,000
April, 2000                           $3,000,000
May, 2000                             $3,500,000
June, 2000                            $4,000,000
July, 2000                            $4,500,000
August, 2000                          $5,000,000


                  8.13. Markup and Markdown Policies. Engage in policies or procedures with respect to markups or markdowns of Inventory which policies and procedures, including the timing, amount and implementation of such markups and markdowns, are inconsistent in any material respect with the past practices of the Borrower absent the prior written consent of the Agent.

                  8.14. Environmental. Dispose, and shall not permit any Subsidiary to dispose, of any Hazardous Material by placing it in or on the ground or waters of any property owned, leased, operated or controlled by the Borrower or such Subsidiary.

                                    Exhibit 10.14 - Page 58

                  8.15. ERISA. (a) Engage in any prohibited transaction described in Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

                           (b)      permit, or permit any ERISA Affiliate to
permit, any enforceable Lien from arising under Section 412(n) of the Code;

                           (c)      amend or permit any ERISA Affiliate to amend
any Benefit Plan in a manner that would require security under Section 307 of ERISA;

                           (d)      request or permit any ERISA Affiliate to
request a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Benefit Plan; or

                           (e)      adopt any Plan or any amendment to a Plan
the effect of which is to materially increase the "current liability" under the Plan as defined in section 302(d)(7) of ERISA.

                  8.16. Maintenance of Inventory. The Borrower shall not permit the aggregate amount of its Inventory (valued at Book Value) at the end of each fiscal month set forth below to be more than the amounts specified opposite each such fiscal month set forth below: Fiscal Month Maximum Amount

August, 1997                          $82,000,000
September, 1997                       $82,000,000
October, 1997                         $82,000,000
November, 1997                        $82,000,000
December, 1997                        $82,000,000
January, 1998                         $82,000,000
February, 1998                        $85,000,000
March, 1998                           $85,000,000
April, 1998                           $85,000,000
May, 1998                             $85,000,000
June, 1998                            $85,000,000
July, 1998                            $85,000,000
August, 1998                          $85,000,000
September, 1998                       $85,000,000
October, 1998                         $85,000,000
November, 1998                        $85,000,000
December, 1998                        $85,000,000
January, 1999                         $85,000,000
February, 1999                        $88,000,000
March, 1999                           $88,000,000
April, 1999                           $88,000,000
May, 1999                             $88,000,000
June, 1999                            $88,000,000
July, 1999                            $88,000,000
August, 1999                          $88,000,000
September, 1999                       $88,000,000
October, 1999                         $88,000,000
November, 1999                        $88,000,000
December, 1999                        $88,000,000
January, 2000                         $88,000,000
February, 2000                        $90,000,000
March, 2000                           $90,000,000

                                     Exhibit 10.14 - Page 59

April, 2000                           $90,000,000
May, 2000                             $90,000,000
June, 2000                            $90,000,000
July, 2000                            $90,000,000
August, 2000                          $90,000,000


                  8.17. Plan Documents. The Borrower shall not permit the Plan or the Confirmation Order to be amended, restated, supplemented or otherwise modified in any way which has an effect upon (i) the ability of the Borrower or any Subsidiary to perform its obligations hereunder, under the Fee Letter or under any other Related Document, (ii) the Lien arising under the Related Documents on any Collateral, (iii) the legality, validity or enforceability of this Agreement or any Related Document or the Lien arising under any Related Document, or (iv) the aggregate value of the property included in the calculations of the Borrowing Base, without the prior written consent of the Agent.


                                   ARTICLE IX
                                    DEFAULTS
                                   ----------

                  9.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                           (a) The Borrower shall fail to make any payment of principal under this Agreement on any Loan or any Reimbursement Obligation when due; or the Borrower shall fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository Accounts, the Cash Concentration Account or the Letter of Credit Cash Collateral Account), including any interest or fee due hereunder or under the Fee Letter or any other Related Document and such failure shall continue unremedied for more than five (5) Business Days; or

                           (b) Any representation or warranty made by the Borrower under this Agreement or any other Related Document or any statement made by the Borrower in any financial statement, certificate, report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                           (c) The Borrower shall default in the performance or observance of any covenant contained in Sections 7.03, 7.07, 7.08, 7.10, 7.11, 7.13 or 7.18 hereof or Article VIII hereof or Section 5 of the Security Agreement and such default shall have continued unremedied for a period of five (5) Business Days; or

                           (d) The Borrower shall default in the performance or observance of (i) the covenants contained in Section 7.01 (other than paragraphs (e) and (f) thereof) and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (e) and (f) of Section 7.01 and such default shall have continued unremedied for a period of five (5) Business Days, and (iii) any other covenant, agreement or duty under this Agreement or any other Related Document (to the extent not otherwise set forth in this Section 9.01) and such default shall have continued unremedied for a period of twenty (20) days; or
                                    Exhibit 10.14 - Page 60

                           (e) There shall have been asserted against the Borrower or any Subsidiary claims, whether accrued, absolute or contingent, based on or arising from any Environmental Matter, including, without limitation, the generation, storage, transport, handling or disposal of Hazardous Materials by the Borrower or any Subsidiary, or any predecessor in interest to the Borrower or any Subsidiary, which claims are reasonably likely to be determined adversely to the Borrower or any Subsidiary (or any such predecessor in interest), in an amount in excess of $250,000; or

                           (f) The Borrower or any Subsidiary shall fail to pay any principal or interest on any of its Indebtedness (excluding Indebtedness evidenced by the Notes) in excess of $250,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or any other default under any agreement or instrument relating to any such Indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness in excess of such amount shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                           (g) The Borrower or any Subsidiary (i) shall institute any proceeding or voluntary case seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of any order for relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any Subsidiary or for any substantial part of its property, (ii) shall be generally not paying its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (iii) shall make a general assignment for the benefit of creditors, or (iv) shall take any action to authorize or effect any of the actions set forth above in this subsection (g); or

                           (h) Any proceeding shall be instituted against the Borrower or any Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, liquidation, winding up, reorganization, arrangement, adjustment, protection, relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for the Borrower or any Subsidiary or for any substantial part of its property, and either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or

                           (i) Any material provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower, or by any Governmental Authority or other regulatory body having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny in writing that the Borrower has any liability or obligation purported to be created under any Loan Document; or

                           (j) The Security Agreement or any other Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and

                                     Exhibit 10.14 - Page 61
         perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in any Collateral purported to be covered thereby; or

                           (k) One or more judgments or orders (other than a judgment described in subsections (g) or (h) of this Section 9.01) for the payment of money exceeding any applicable insurance or bond coverage by more than $500,000 in the aggregate shall be rendered against the Borrower or any Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order, or (ii) there shall be any period of 20 consecutive days during which a stay of enforcement of any such judgment or order, by reason of a pending appeal or otherwise shall not be in effect; or

                           (l) The Borrower or any of its ERISA Affiliates shall have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $250,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $250,000; or

                           (m) Any Termination Event with respect to any Benefit Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the Agent, (i) such Termination Event (if correctable) shall not have been corrected, and (ii) the then current value of such Benefit Plan's vested benefits exceeds the then current value of assets allocable to such benefits in such Benefit Plan by more than $250,000 (or in the case of a Termination Event involving liability under Section 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
         ERISA, the liability is in excess of such amount); or

                           (n) Raymond J. Miller shall cease to be actively involved in the management of the Borrower (other than as a result of the death, incapacity or disability of Mr. Miller) and such Person shall not have been replaced within 90 days of Mr. Miller ceasing to be actively involved in the management of the Borrower with a person reasonably acceptable to the Agent on terms reasonably acceptable to the Agent.

                  9.02 Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders, shall by notice to the Borrower,

                           (a)      declare the Revolving Credit Commitment of
each Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately and any fees hereunder shall be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                           (b)      declare the unpaid principal amount of the
Notes, interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this agreement and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; or

                           (c)      give notice to the Borrower of the
occurrence and continuance of an Event of Default; or

                                     Exhibit 10.14 - Page 62

                           (d)      at any time when there are no Loans
outstanding, maintain cash collateral (to the extent the Borrower has or receives cash) equal to 105% of all outstanding Letters of Credits; or

                           (e)      apply all funds deposited in the Cash
Concentration Account, and in the Letter of Credit Cash Collateral Account to the payment, in whole or in part, of the Obligations; or

                           (f)      set-off amounts in the Cash Concentration
Account, the Letter of Credit Cash Collateral Account, or any other account under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrower hereunder and under the Related Documents;

provided, however, that upon the occurrence of any Event of Default described in subsections (g) or (h) of Section 9.01, the Loans and all Reimbursement Obligations, all interest thereon and all other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by the Borrower.

                  9.03. Deposit for Letters of Credit. Upon the occurrence of an Event of Default, the Letter of Credit Issuer may make payment of all or any part of the Stated Amount of any Letter of Credit to the beneficiary thereof, or to an account at the Agent designated by the Agent for the purpose of future payments to be made to such beneficiary, in which event such payment shall be treated in all respects as a drawing under the Letter of Credit in full compliance therewith (notwithstanding that the beneficiary shall have failed to present all or any of the documents or satisfied all or any of the requirements for a drawing thereunder) and shall result in an Unreimbursed Draw. In addition, upon demand by the Letter of Credit Issuer after the occurrence of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in a non-interest bearing cash collateral account as security for, and to provide for the payment of, the Letter of Credit Exposure.

                  9.04 Certain Remedies. If an Event of Default occurs, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any other Related Document or at law or in equity or otherwise. All such remedies shall be cumulative and not exclusive.

                                    ARTICLE X
                                  MISCELLANEOUS

                  10.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                  10.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid Agent's fee, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

                  10.03. Amendments and Waivers. (a) No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrower and no termination or waiver

                                     Exhibit 10.14 - Page 63
of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which the Majority Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver of (i) any provision of Article II or III which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, changes the principal amount or the final maturity of the Loans or reduces the interest rate applicable to the Loans or the amount of the fees payable pursuant hereto, (ii) the definitions of "Termination Date", "Majority Lenders" and "Pro Rata Shares", (iii) any provision of this Agreement or any Related Document that would permit Liens on the Collateral or release of the Collateral (except as set forth in Section 11.08 thereof or except as other permitted therein) or (iv) the provisions contained in this Section 10.03, shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. No amendment, modification, termination, or waiver of any provision of
Article XI or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 10.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrower, on the Borrower.

                           (b)      Notwithstanding anything to the contrary
contained in subsection 10.03(a), in the event that the Borrower requests that this Agreement or any other Related Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of the Borrower and the Majority Lenders, the Borrower and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "Minority Lenders") to provide for (w) the termination of the Revolving Credit Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other Lenders, or an increase in the Revolving Credit Commitment of one or more of the Majority Lenders, so that the Revolving Credit Commitments after giving effect to such amendment shall be in the same aggregate amount as the Revolving Credit Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) the payment of all fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrower and the Majority Lenders may determine to be appropriate.

                  10.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, the Notes or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise. The Lenders or the Agent may exercise their rights and remedies against the Borrower and the Collateral as the Lenders and the Agent may elect, and regardless of the existence or adequacy of any other right or remedy.

                  10.05. Notices. (a) All notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered and shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if

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







telecopied, when sent, confirmation received and (iii) if delivered, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to Section 3.01(a), a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                           (b)      The Lenders and the Agent may rely, and
shall be fully protected in relying, on any notice purportedly made by or on behalf of the Borrower and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                  10.06 Expenses; Taxes; Attorneys' Fees; Indemnification. Without in any way limiting any provision of this Agreement or any provision of any Related Document, the Borrower agrees to pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (c) through (m) below, the Lenders) harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, investigation, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses (e) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Related Document, the Agent's or the Lenders' claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any lien or security interest in any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Borrower, (j) the receipt of any advice with respect to any of the foregoing, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of the Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (1) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrower or any of its Subsidiaries, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Related Document, and the Borrower agrees to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Related Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on
                                    Exhibit 10.14 - Page 65
demand by the Borrower. The Borrower agrees to indemnify and defend the Agent and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and expenses and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or Proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrower or any of its Affiliates of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent determined by a final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

                  10.07. Application. Except to the extent, if any, expressly set forth in this Agreement or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the obligations then due and payable as it may elect.

                  10.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                  10.09. Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State.

                  10.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein other than the Fee Letter.

                  10.11. Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent the Lenders (including, without limitation, obligations arising under Section 10.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrower thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

                  10.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                                     Exhibit 10.14 - Page 66

                  10.13. Assignment; Participations. (a) CIT shall have the right at any time to assign to one or more commercial banks or other financial institutions (then entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of Federal income tax) a portion of its rights and obligations under this Agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; provided, however, that (i) the identity of each such assignee shall be subject to the consent of the Borrower, which consent shall not be unreasonably withheld or delayed, unless such assignee is on the list of proposed assignees delivered by CIT to the Borrower prior to the date hereof the Borrower shall not have rejected in writing such assignee in which case the consent of the Borrower shall not be required, (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance, and (iii) after giving effect to such assignment, CIT's Revolving Credit Commitment shall be at least equal to the lesser of (1) $20,000,001 and (2) an amount equal to a majority of the aggregate amount of the Revolving Credit Commitments. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) CIT shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                           (b)      By executing and delivering an Assignment
and Acceptance, CIT and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, CIT makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related Document furnished pursuant hereto; (ii) CIT makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Related Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

                           (c)      The Agent shall maintain at its address
referred to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection
                                    Exhibit 10.14 - Page 67
by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (d)      Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender, an assignee Lender, the Agent and the Borrower, together with the Note subject to such Assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower and (iii) record the information contained therein in the Register. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment assigned by it pursuant to such Assignment and Acceptance, and if the assigning Lender has retained any Revolving Credit Commitment hereunder, a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment retained by it hereunder, in each case prepared by the Agent. Such now Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                           (e)      Each Lender may sell participations to one
or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and its participation in Letters of Credit), provided that (1) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Related Documents shall remain unchanged; (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and (3) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates of the Loans, or (B) action directly effecting an increase of any of the Revolving Credit Commitments or principal amounts of Loans or a decrease in the rate of interest payable on the Loans.

                           (f)      Notwithstanding the foregoing provisions of
this Section 10.13, each Lender may at any time sell, assign, transfer, or negotiate all or any part of its rights and obligations under this Agreement and the Related Document to any Affiliate of such Lender.

                  10.14. Successors and Assigns. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign or transfer any of its rights hereunder or thereunder without the prior written consent of all of the Lenders.

                  10.15. Confidentiality. Upon delivering to any Lender or the Agent, or permitting any Lender or the Agent to inspect, any written information pursuant to this Agreement or the other Related Documents, each Lender and the Agent shall treat such information as confidential to the extent such information is conspicuously marked confidential. Each Lender and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 10.15, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 10.15 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Lender or the Agent, has been disclosed to or is known to any creditor (other than information as to which such

                                     Exhibit 10.14 - Page 68
creditor is then under an obligation of nondisclosure), or any Person other than
(A) a director, officer, employee or agent of any of the Borrower or a professional engaged by the Borrower or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Lender or the Agent), (ii) information which any Lender or the Agent had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this
Section 10.15 shall prevent any disclosure: (x) believed in good faith by any Lender or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Lender or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than any Lender or the Agent. The Lenders and the Agent shall have the right to disclose any confidential information described in this Section
10.15 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans hereunder, provided that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Lender.

                  10.16. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THE AGREEMENT.

                  10.17. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at the time from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrower against any and all Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify the Borrower after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 10.17 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

                  10.18. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                                     Exhibit 10.14 - Page 69

                  10.19. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  10.20. Forum Selection and Consent to Jurisdiction. Any litigation based hereon, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, statement (whether verbal or written) or action of the Agent, any Lender, the Agent, the Letter of Credit Issuer or the Borrower may be brought and maintained exclusively in the courts of the State of Now York or the United States District Court for the Southern District of New York; provided, however, that any suit seeking enforcement against any Collateral or other property may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. The Borrower hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York for the purpose of any such litigation and irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation. The Borrower further irrevocably consents to the service of process (i) by registered or certified mail, postage prepaid, to the Borrower at its address for notices contained in Section 10.05 hereof, such service to become effective five days after such mailing, or (ii) by personal service within or without the State of New York. Nothing herein shall affect the right of the Agent, any Lender or the Letter of Credit Issuer to service of process in any other manner permitted by law. The Borrower hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought to an inconvenient forum. To the extent that the Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Borrower hereby irrevocably waives such immunity in respect of its obligations under this Agreement and the other Loan Documents.


                                   ARTICLE XI
                                    THE AGENT
                                   ----------

                  11.01. Appointment. Each Lender designates and appoints CIT as its Agent under this Agreement and the Related Documents, and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the Related Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article XI. The provisions of this Article XI are solely for the benefit of the Agent and the Lenders and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof (other than as expressly set forth in Section 11.07). In performing its functions and duties under this Agreement and under the Related Documents, the Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligations toward or relationship of agency or trust with or for the Borrower. The Agent may perform any of its duties hereunder, or under the Related Documents, by or through its agents or employees.

                  11.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of

                                     Exhibit 10.14 - Page 70
the creditworthiness of the Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrower pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto.

                  11.03. Rights, Exculpation, Etc. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by them hereunder or under any of the Related Documents, or in connection herewith or therewith, except that the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder and except that no Person shall be relieved of any liability imposed by law for intentional tort. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other lenders any payment in excess of the amount which they are determined to be entitled. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in the Related Documents or for any execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the Related Documents or the transactions contemplated thereby, or for the financial condition of the Borrower. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Related Documents or the financial condition of the Borrower, or the existence or possible existence of any Potential Default or Event of Default. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes or any of the other Related Documents in accordance with the instructions of the Majority Lenders.

                  11.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                  11.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 11.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements resulting from the Agent's recklessness or willful misconduct.

                                     Exhibit 10.14 - Page 71

The obligations of the Lenders under this Section 11.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

                  11.06. CIT Individually. With respect to its Pro Rata Share of the Revolving Credit Commitments hereunder, the Loans made by it and the Note issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the Lenders. The Lenders acknowledge and agree that Chemical Bank, as the Letter of Credit Issuer, is an Affiliate of the Agent, and may take actions which are not in the interests of, or may have an adverse effect on, the Lenders, or may omit to take actions which would be in the interests of, or would have a favorable effect on, the Lenders, and the Lenders will not assert any claim against the Agent based on actions or omissions by the Letter of Credit Issuer and will not assert any such actions or omissions as a defense or offset to the Lenders' obligations hereunder.

                  11.07. Successor Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the
Majority Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrower.

                           (c) If a successor Agent shall not have been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

                  11.08. Collateral Matters. (a) The Agent may from time to time, during the occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section
11.06. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 11.05, each Lender agrees that it shall make available to the Agent, upon the Agents' demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate.

                           (b)      The Lenders hereby irrevocably authorize the
Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans,

                                    Exhibit 10.14 - Page 72

Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 8.04(b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or, in the case of the Mortgaged Properties, the Borrower grants to the Agent for the benefit of the Lenders a perfected Lien on a substitute Lease reasonably acceptable to the Agent; or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 11.08(b).

                           (c)      Without in any manner limiting the Agent's
authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 11.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 11.08(b). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon at least five (5) Business Days' prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.

                           (d)      The Agent shall have no obligation
whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, perfected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 11.08 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.

                                    Exhibit 10.14 - Page 73

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                            BORROWER:
                                            --------

                                            WEINER'S STORES, INC.



                                            By: /s/ Herbert R. Douglas
                                                    --------------------------
                                            Name:   Herbert R. Douglas
                                            Title:  President & Chief Executive
                                                    Officer

                                             Address for Notices:
                                             -------------------

                                             Weiner's Stores, Inc.
                                             6005 Westview Drive
                                             Houston, Texas  77055

                                             Attention: Raymond J. Miller
                                             Vice President and Chief
                                              Financial Officer
                                             Telephone: (713) 688-1331
                                             Fax: (713) 957-0080

                                             with a copy to:

                                             Weil, Gotshal & Manges LLP
                                             700 Louisiana Street
                                             Suite 1600
                                             Houston, Texas 77002

                                             Attention:  Steven D. Rubin, Esq.
                                             Telephone:  (713) 546-5030
                                             Fax:        (713) 224-9511

                                    Exhibit 10.14 - Page 74

                                            AGENT AND LENDER:
                                            ----------------

                                            THE CIT GROUP/BUSINESS CREDIT, INC.


                                             By: /s/ Frank A. Grimaldi
                                                 -------------------------------
                                             Name: Frank A. Grimaldi
                                             Title: Vice President

                                             Address for Notices:
                                             -------------------

                                             The CIT Group/Business
                                              Credit, Inc.
                                             1211 Avenue of the Americas
                                             New York, New York  10036
                                             Attention: Frank A. Grimaldi
                                                        Vice President
                                             Telephone: (212) 536-1200
                                             Telecopier:(212) 536-1295

                                             with a copy to:

                                             Fried, Frank, Harris, Shriver
                                               & Jacobson
                                             One New York Plaza
                                             New York, New York  10004

                                             Attention:  Brad Eric Scheler, Esq.
                                                         David Golay, Esq.
                                             Telephone:  (212) 859-8000
                                             Telecopier: (212) 859-4000

                                    Exhibit 10.14 - Page 75